                                                                     Ex-99.17(g)

Annual Report

                                                  (RIVERSOURCE INVESTMENTS LOGO)

RIVERSOURCE
PARTNERS AGGRESSIVE GROWTH FUND

ANNUAL REPORT FOR
THE PERIOD ENDED
MAY 31, 2009


RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND SEEKS TO
PROVIDE SHAREHOLDERS WITH LONG-TERM CAPITAL GROWTH.


                           (SINGLE STRATEGY FUNDS ICON)

LETTER TO SHAREHOLDERS ---------------------------------------------------------

                           (PHOTO - BANNIGAN - LEWIS)
                           Patrick T. Bannigan (left)
                          Stephen R. Lewis, Jr. (right)


Dear Fellow Shareholders,

The first quarter of 2009 dampened hopes of a market recovery and the volatility that has dominated the markets for several quarters persisted. However, by March, optimism was renewed with the beginning of a long awaited market rally. Although market rallies can be fleeting, recent reports on the housing market and consumer spending signaled that the economy may not be deteriorating at the pace that it did last year.

As investors attempted to ride out the storm, the national personal savings rate reached 5% in January, the highest recorded rate in 14 years. This compares with a savings rate of just 0.1% the previous year. The personal savings rate has been widely reported by the media for years as evidence that consumers are debt-laden. With limited credit lending, consumers are now relearning the importance of personal savings.

TURNING UNCERTAINTY INTO OPPORTUNITY
In the current environment, your long-term goals most likely have not changed; however, fear and uncertainty may have changed how you are saving for your financial goals. Even the most dedicated investors have been challenged in this environment to remain committed to their long-term financial plans. To help investors counteract uncertainty and make good decisions during market declines, RiverSource Investments launched the "Turning Uncertainty into Opportunity" campaign. Its purpose is to help investors realize the importance of staying invested in difficult market conditions and sticking with their investment plan. Highlights of the program include:

> Every decline creates opportunities. Although it may seem that there are no good investments in this environment, there are solutions and strategies that can help position your portfolio for a market recovery. Talk with your financial professional about asset classes that have historically led market recoveries.


--------------------------------------------------------------------------------
THIS PAGE IS NOT PART OF THE ANNUAL REPORT

--------------------------------------------------------------------------------


> Solutions for your portfolio. Whether you are cautious or optimistic about investing, there are opportunities in the market. Solutions that may be appropriate include adding yield to your portfolio and taking advantage of sectors that stand to benefit from an eventual market upturn.

A NEW PERSPECTIVE
Gaining a new perspective on your financial picture in light of all the economic changes can help you invest on the road to recovery. Your financial professional can assist you in identifying opportunities and gaps in your existing financial plan so that you can restore your confidence in the markets and set your priorities. Investments such as RiverSource(R) Single-Strategy funds, Advice-Built(R) solutions and Advanced Alpha(R) strategies may each be part of an overall financial plan. Stay the course with your investment strategy in order to meet your long-term goals, and diversify your portfolios to better match your own risk tolerance and objectives.

Recessions have always ended. Savvy investors understand that economic indicators often lag a market rebound, and the best way to take part in a rebound is to prepare for a recovery now.
Thank you for investing with RiverSource mutual funds.


/s/ STEPHEN R. LEWIS, JR.    /s/ PATRICK T. BANNIGAN
Stephen R. Lewis, Jr.        Patrick T. Bannigan
Chairman of the Boards       President,
                             RiverSource Family of Funds






  For more information
  about any of the funds
  in the RiverSource Family
  of Funds, go online to
  RiverSource.com (for
  RiverSource and
  Threadneedle funds) or
  Seligman.com (for
  Seligman funds); or call
  1(800) 221-2450.
  Customer Service
  Representatives are
  available to answer your
  questions Monday through
  Friday from 7 a.m. to
  6 p.m. Central time.






--------------------------------------------------------------------------------
                                      THIS PAGE IS NOT PART OF THE ANNUAL REPORT

LETTER TO SHAREHOLDERS (continued) ---------------------------------------------


YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES AND EXPENSES OF A MUTUAL FUND CAREFULLY BEFORE INVESTING. FOR A FREE PROSPECTUS, WHICH CONTAINS THIS AND OTHER IMPORTANT INFORMATION ABOUT THE FUNDS, CALL 1(800) 221-2450. READ THE PROSPECTUS CAREFULLY BEFORE INVESTING.

Investment products, including shares of mutual funds, are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.

It's important to know that alternative investments, such as those which comprise the RiverSource Advanced Alpha Strategies, involve substantial risks and may be more volatile than traditional investments, making them more suitable for investors with an above-average tolerance for risk. There is no guarantee that the strategies will be successful.

Diversification does not assure a profit or protect against loss.

There are risks associated with fixed income investments, including credit risk, interest rate risk, and prepayment and extension risk. In general, bond prices rise when interest rates fall and vice versa. This effect is more pronounced for longer-term securities.

Sector funds are subject to greater volatility than more broadly diversified funds.

RiverSource mutual funds are distributed by RiverSource Fund Distributors, Inc, Member FINRA, and managed by RiverSource Investments, LLC. RiverSource is part of Ameriprise Financial, Inc.

(C)2009 RiverSource Investments, LLC.


--------------------------------------------------------------------------------
THIS PAGE IS NOT PART OF THE ANNUAL REPORT

TABLE OF CONTENTS --------------------------------------------------------------


Your Fund at a Glance..............    2

Manager Commentary.................    5

The Fund's Long-term Performance...   12

Fund Expenses Example..............   14

Portfolio of Investments...........   17

Statement of Assets and
  Liabilities......................   25

Statement of Operations............   27

Statements of Changes in Net
  Assets...........................   29

Financial Highlights...............   31

Notes to Financial Statements......   39

Report of Independent Registered
  Public Accounting Firm...........   56

Federal Income Tax Information.....   58

Board Members and Officers.........   59

Approval of Investment Management
  Services Agreement...............   63

Proxy Voting.......................   66




--------------------------------------------------------------------------------
            RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT  1

YOUR FUND AT A GLANCE ----------------------------------------------------------

FUND SUMMARY
--------------------------------------------------------------------------------

> RiverSource Partners Aggressive Growth Fund (the Fund) Class A shares declined
  42.06% (excluding sales charge) for the 12-month period ended May 31, 2009.

> The Fund underperformed its benchmark, the Russell(R) Midcap Growth Index, which declined 35.72% during the same 12-month period.

> The Fund also underperformed its peer group, as represented by the Lipper Mid-
  Cap Growth Funds Index, which fell 35.17% during the same period.

ANNUALIZED TOTAL RETURNS (for period ended May 31, 2009)
--------------------------------------------------------------------------------


                                                               Since
                                                             inception
                                   1 year  3 years  5 years   4/24/03
----------------------------------------------------------------------
RiverSource Partners Aggressive
  Growth Fund Class A (excluding
  sales charge)                   -42.06%   -9.21%   -1.35%    +4.78%
----------------------------------------------------------------------
Russell Midcap Growth Index
  (unmanaged)                     -35.72%   -8.19%   -0.22%    +5.61%
----------------------------------------------------------------------
Lipper Mid-Cap Growth Funds
  Index                           -35.17%   -6.46%   +0.75%    +5.53%
----------------------------------------------------------------------



(See "The Fund's Long-term Performance" for Index descriptions)

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial intermediary or visiting riversource.com/funds.

The 5.75% sales charge applicable to Class A shares of the Fund is not reflected in the table above. If reflected, returns would be lower than those shown. The performance of other classes may vary from that shown because of differences in expenses. See the Average Annual Total Returns table for performance of other share classes of the Fund.

The indices do not reflect the effects of sales charges, expenses (excluding Lipper) and taxes. It is not possible to invest directly in an index.


--------------------------------------------------------------------------------
2  RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


AVERAGE ANNUAL TOTAL RETURNS
--------------------------------------------------------------------------------

AT MAY 31, 2009
                                                                SINCE
Without sales charge                1 YEAR  3 YEARS  5 YEARS  INCEPTION
Class A (inception 4/24/03)        -42.06%   -9.21%   -1.35%    +4.78%
-----------------------------------------------------------------------
Class B (inception 4/24/03)        -42.53%   -9.94%   -2.11%    +3.97%
-----------------------------------------------------------------------
Class C (inception 4/24/03)        -42.53%   -9.94%   -2.11%    +3.97%
-----------------------------------------------------------------------
Class I (inception 3/4/04)         -41.82%   -8.83%   -0.97%    -1.38%
-----------------------------------------------------------------------
Class R2 (inception 12/11/06)      -42.32%     N/A      N/A    -12.77%
-----------------------------------------------------------------------
Class R3 (inception 12/11/06)      -42.02%     N/A      N/A    -12.42%
-----------------------------------------------------------------------
Class R4 (inception 4/24/03)       -41.81%   -8.91%   -1.08%    +5.04%
-----------------------------------------------------------------------
Class R5 (inception 12/11/06)      -41.83%     N/A      N/A    -12.14%
-----------------------------------------------------------------------

With sales charge
Class A (inception 4/24/03)        -45.39%  -10.98%   -2.51%    +3.76%
-----------------------------------------------------------------------
Class B (inception 4/24/03)        -45.40%  -10.84%   -2.49%    +3.97%
-----------------------------------------------------------------------
Class C (inception 4/24/03)        -43.11%   -9.94%   -2.11%    +3.97%
-----------------------------------------------------------------------



Class A share performance reflects the maximum sales charge of 5.75%. Class B share performance reflects a contingent deferred sales charge (CDSC) applied as follows: first year 5%; second and third* years 4%; fourth year 3%; fifth year 2%; sixth year 1%; no sales charge thereafter. Class C shares may be subject to a 1% CDSC if shares are sold within one year after purchase. Sales charges do not apply to Class I, Class R2, Class R3, Class R4 and Class R5 shares. Class I, Class R2, Class R3, Class R4 and Class R5 are available to institutional investors only.

* For Class B shares purchased on or after June 13, 2009, the CDSC percentage for the third year will be 3%.


--------------------------------------------------------------------------------
            RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT  3

YOUR FUND AT A GLANCE (continued) ----------------------------------------------


STYLE MATRIX
--------------------------------------------------------------------------------



         STYLE
VALUE    BLEND   GROWTH
                          LARGE
                    X     MEDIUM   SIZE
                          SMALL



Shading within the style matrix indicates areas in which the Fund is designed to generally invest.

The style matrix can be a valuable tool for constructing and monitoring your portfolio. It provides a frame of reference for distinguishing the types of stocks or bonds owned by a mutual fund, and may serve as a guideline for helping you build a portfolio.

Investment products, including shares of mutual funds, are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.




ANNUAL OPERATING EXPENSE RATIO*
(as of the current prospectus)
--------------------------------------------------------------------------------

                  Total fund    Net fund
                   expenses   expenses(a)
-----------------------------------------
Class A              1.65%       1.23%
-----------------------------------------
Class B              2.43%       2.01%
-----------------------------------------
Class C              2.41%       1.99%
-----------------------------------------
Class I              0.98%       0.78%
-----------------------------------------
Class R2             1.77%       1.58%
-----------------------------------------
Class R3             1.45%       1.33%
-----------------------------------------
Class R4             1.29%       1.08%
-----------------------------------------
Class R5             1.01%       0.83%
-----------------------------------------



(a) The Investment Manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until July 31, 2010, unless sooner terminated at the discretion of the Fund's Board. Any amounts waived will not be reimbursed by the Fund. Under this agreement, net fund expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment (that decreased the fee by 0.05% for the year ended May 31, 2009), will not exceed 1.28% for Class A, 2.06% for Class B, 2.04% for Class C, 0.83% for Class I, 1.63% for Class R2, 1.38% for Class R3, 1.13% for Class R4 and 0.88% for Class R5.



* Fund expense ratios are calculated based on the fund's average net assets during the fund's most recently completed fiscal year, and have not been adjusted for current asset levels, including any decrease or increase in assets, which, if adjusted, would result in expense ratios that are higher or lower, respectively, than those that are expressed herein. Any fee waivers/expense caps would limit the impact that any decrease in assets will have on net expense ratios in the current fiscal year.

Investments in mid-capitalization companies often involve greater risks and potential volatility than investments in larger, more established companies.



--------------------------------------------------------------------------------
4  RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT

MANAGER COMMENTARY -------------------------------------------------------------

RiverSource Partners Aggressive Growth Fund's portfolio is managed by two independent money management firms that each invest a portion of Fund assets in mid-cap company stocks. The Fund's goal is to provide long-term capital growth. As of May 31, 2009, American Century Investment Management, Inc. (American Century) and Turner Investment Partners, Inc. (Turner) managed approximately 52% and 48% of the Fund's portfolio, respectively.

Dear Shareholders,

RiverSource Partners Aggressive Growth Fund (the Fund) Class A shares declined 42.06% (excluding sales charge) for the 12 months ended May 31, 2009. The Fund underperformed its benchmark, the Russell Midcap(R) Growth Index (Russell Index), which fell 35.72%. The Fund also underperformed its peer group, represented by the Lipper Mid-Cap Growth Funds Index, which declined 35.17% during the same period.


SECTOR DIVERSIFICATION(1) (at May 31, 2009; % of portfolio assets)
---------------------------------------------------------------------

Consumer Discretionary                     20.0%
------------------------------------------------
Consumer Staples                            2.3%
------------------------------------------------
Energy                                     10.5%
------------------------------------------------
Exchanged Traded Fund                       0.5%
------------------------------------------------
Financials                                  7.0%
------------------------------------------------
Health Care                                10.4%
------------------------------------------------
Industrials                                11.7%
------------------------------------------------
Information Technology                     21.0%
------------------------------------------------
Materials                                   9.4%
------------------------------------------------
Telecommunication Services                  4.2%
------------------------------------------------
Utilities                                   1.0%
------------------------------------------------
Other(2)                                    2.0%
------------------------------------------------


(1) Sectors can be comprised of several industries. Please refer to the section entitled "Portfolio of Investments" for a complete listing. No single industry exceeds 25% of portfolio assets.

    Percentages indicated are based upon total investments (excluding Investments of Cash Collateral Received for Securities on Loan) as of May 31, 2009. The Fund's composition is subject to change.

(2) Cash & Cash Equivalents.

The sectors identified above are based on the Global Industry Classification Standard (GICS), which was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.


--------------------------------------------------------------------------------
            RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT  5

MANAGER COMMENTARY (continued) -------------------------------------------------


SIGNIFICANT PERFORMANCE FACTORS
AMERICAN CENTURY: Poor stock selection in the industrials sector, as well as an overweight allocation and stock selection in the materials sector, accounted largely for our portion of the Fund's underperformance, relative to the benchmark. Stock selection in the information technology and financials sectors also weighed on relative performance. An underweight allocation to the utilities sector partially offset those losses.

In the industrials sector, the portfolio has benefited in past reporting periods from an overweight position in the electrical equipment industry, where we focused on companies involved with alternative energy. During the reporting period, however, these positions collectively detracted from performance amid lower energy prices and shrinking demand for alternative energy. The portfolio also held an overweight stake in the airlines industry. This allocation hurt absolute and relative performance as the group experienced lower demand during the reporting period. Within this industry, an overweight position in ALASKA AIR weighed meaningfully on relative returns.

In the materials sector, an overweight stake in metals and mining companies hindered absolute and relative performance. In particular, steel company CLEVELAND-CLIFFS detracted from portfolio returns. The company,

TOP TEN HOLDINGS (at May 31, 2009; % of portfolio assets)
---------------------------------------------------------------------

Express Scripts                             1.4%
------------------------------------------------
Broadcom Cl A                               1.4%
------------------------------------------------
McAfee                                      1.4%
------------------------------------------------
Petrohawk Energy                            1.3%
------------------------------------------------
Southwestern Energy                         1.1%
------------------------------------------------
SBA Communications Cl A                     1.1%
------------------------------------------------
Quanta Services                             1.0%
------------------------------------------------
Weatherford Intl                            1.0%
------------------------------------------------
Cameron Intl                                0.9%
------------------------------------------------
IntercontinentalExchange                    0.9%
------------------------------------------------


For further detail about these holdings, please refer to the section entitled "Portfolio of Investments."

Fund holdings are of the date given, are subject to change at any time, and are not recommendations to buy or sell any security.


--------------------------------------------------------------------------------
6  RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------



which produces iron ore pellets that it sells to steel manufacturers, has benefited portfolio returns in previous reporting periods. During the reporting period, though, Cleveland-Cliffs' share price fell as demand for steel weakened.

Select holdings in the information technology sector detracted from performance. Semiconductor holding LDK SOLAR, which manufactures silicon wafers, dragged down absolute and relative returns as its share price sank 80%. Within the financials sector, holdings in the capital markets and insurance industries hurt performance.

An underweight allocation to the utilities sector benefited returns. Within the sector, we avoided the independent power producer and electric utility industries altogether, boosting relative performance as these industry groups detracted from benchmark returns.

TURNER: Given the steep decline in the broad equity market, all nine Russell Index sectors posted double digit absolute losses over the period, led by energy, producer durables and utilities. On a relative basis, producer durables and health care detracted the most from our portion of the Fund's performance, while our portfolio's exposure to the financials and consumer staples sectors provided excess returns for the Fund, when compared to the benchmark.

Within the producer durable sector, our portfolio's exposure to freight transportation provider C.H. ROBINSON WORLDWIDE, as well as positions in several home builders, detracted from performance. Partially offsetting some of these losses was our exposure to semiconductor companies, such as KLA-TENCOR and LAM RESEARCH. These holdings were added to our portfolio as part of an effort to identify early cycle companies that we feel will benefit on the front end of an economic recovery. We believe the semiconductor industry has experienced a trough in demand and, as the economy begins to improve, we further believe KLA-Tencor and Lam Research are positioned nicely to ride the likely wave of increased demand in the semiconductor industry. We continue to own homebuilders in our portion of the portfolio and have increased our exposure to semiconductor companies as, in our view, both should respond favorably in a rebounding market.


--------------------------------------------------------------------------------
            RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT  7

MANAGER COMMENTARY (continued) -------------------------------------------------


A new budget proposal by President Obama with the potential to change the landscape of our health care system gave way to a backdrop of uncertainty, and our portion of the portfolio's health care holdings lagged the benchmark. Strong stock selection within the biotechnology space helped performance as ILLUMINA and MYRIAD GENETICS both produced significant relative gains. Illumina, a maker of tools for genetic analysis, reported better than expected first quarter 2009 earnings, helped by increased revenue despite declining sales among its competitors. The company is a market leader in the high-multiplex genotyping market and next-generation sequencing market and the company expects to grow 20-26% over the next year. Biotech company Myriad Genetics also posted strong first quarter 2009 results, exceeding expectations as a result of increased revenue in their molecular diagnostics business. The company lowered their research and development expenses by discontinuing an Alzheimer's disease program and increased their marketing efforts, specifically targeting women's health and launching a direct-to-consumer marketing campaign. These gains, however, were offset by holdings within the medical specialty industry, which detracted from performance. INTUITIVE SURGICAL, specifically, provided the weakest returns. Intuitive Surgical is a portfolio holding that has performed very well over the long term, but declined sharply during the third and fourth quarter of 2008. A slower economy has created concerns that hospitals will reign in capital spending, which could crimp sales of Intuitive Surgical's da Vinci robotic surgical devices. We continue to hold shares in this company, as we believe da Vinci Surgical Systems have now become a centerpiece in the marketing efforts of many hospitals.

With the credit markets still somewhat frozen and banks slow to lend, the financials sector continues to be an area of concern. Within the financials sector, allocations to real estate investment trusts (REITs) and investment managers were our portion of the portfolio's areas of largest relative outperformance. Within the REIT industry, PUBLIC STORAGE traded higher after Hurricane Ike rolled through the Houston area in September 2008, displacing many from their homes and leading to increased demand for storage sites. The storage provider also benefited from the ongoing housing dislocation as more people used their services. We had concerns, however, regarding the company's ability to generate continued growth, given a protracted downturn in the economy, and sold the stock in the

--------------------------------------------------------------------------------
8  RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------



fourth quarter of 2008. Within the investment manager space, BLACKROCK contributed positively to relative performance as the firm's fixed income products were the recipients of assets moving out of higher risk equities. We sold the stock following a significant run from the market's low in early March.

The consumer staples sector contributed to relative results, primarily from our investment in the premium grocery chain WHOLE FOODS MARKET. In light of current economic conditions, this provider of gourmet and organic products traded higher as a result of cost cutting initiatives such as a reduction in the number of new stores set to open, cutbacks on their capital expenditure budget, and the suspending of its cash dividend. We believe the retailer will be one of the first to benefit from an improving economic environment.

CHANGES TO THE FUND'S PORTFOLIO
AMERICAN CENTURY: We increased our portion of the Fund's weighting in the consumer discretionary sector during the reporting period. We also reduced our exposure to the industrials sector.

TURNER: Our portion of the Fund is sector neutral to the Russell Index and weightings are adjusted accordingly when the Russell Index is reconstituted. However, throughout the period, we made slight modifications to the industry weights within our portion of the Fund's portfolio. Some of the key changes made during the period in the consumer discretionary sector included reductions to our exposure within discount stores and internet retail, and increases to our exposure to the restaurant and hotel industries. In information technology, we reduced our portion of the


  We are optimistic that the stock market will gain momentum as signs become more evident that the economy is improving. -- Turner Investment Partners, Inc.






--------------------------------------------------------------------------------
            RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT  9

MANAGER COMMENTARY (continued) -------------------------------------------------



portfolio's exposure to the internet software and services industry and increased our computer communications and packaged software weightings. Within health care, we reduced our exposure to pharmaceuticals and increased our exposure to health industry services.

OUR FUTURE STRATEGY
AMERICAN CENTURY: Our investment process focuses on medium-sized and smaller companies with accelerating earnings growth rates and share price momentum. Going forward, we expect to hold a relative overweight position in the materials sector, and an underweight allocation to the information technology sector.

TURNER: Based on the current economic environment and the recession that continues to plague the global marketplace, we have focused our portion of the Fund on pure growth companies, early cycle opportunities, and companies focused on gaining market share in their respective industries. We believe companies such as T. ROWE PRICE, GUESS?, and retailer DECKERS OUTDOOR are looking to grow their earnings through new products and services and are run by dynamic management teams. We feel early cycle holdings in the Fund, such as Whole Foods Market Inc. in the consumer staples sector, semiconductor Lam Research Corp. in the information technology sector, and homebuilder PULTE HOMES, within the producer durables sector, will be among the first to rebound from an improving economy. Finally, examples of companies looking to expand on market share within their respective industries include BEST BUY and gaming company WMS INDUSTRIES. We believe this diversified approach has positioned our portion of the portfolio to not only withstand the volatile markets swings that we have seen over the past six months, but to take advantage of opportunities when the equity markets rebound.

We are optimistic that the stock market will gain momentum as signs become more evident that the economy is improving. The recent outperformance of early-cycle stocks, especially technology stocks, is encouraging, as early cyclicals have, in the past, preceded a trough in leading economic indicators. Many stocks have done well amid lingering bleak economic news. In addition, we liken the federal government's continued economic stimulus efforts to a multi-trillion-dollar safety net that we expect will be altered and broadened even further, if necessary, to help renew growth.


--------------------------------------------------------------------------------
10  RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


(LOGO - AMERICANCENTURY)               (LOGO - TURNER INVESTMENT PARTNERS)
American Century Investment            Turner Investment
Management, Inc.                       Partners, Inc.



Any specific securities mentioned are for illustrative purposes only and are not a complete list of securities that have increased or decreased in value. The views expressed in this statement reflect those of the portfolio manager(s) only through the end of the period of the report as stated on the cover and do not necessarily represent the views of RiverSource Investments, LLC (RiverSource) or any subadviser to the Fund or any other person in the RiverSource or subadviser organizations. Any such views are subject to change at any time based upon market or other conditions and RiverSource disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a RiverSource fund are based on numerous factors, may not be relied on as an indication of trading intent on behalf of any RiverSource fund.


--------------------------------------------------------------------------------
           RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT  11

THE FUND'S LONG-TERM PERFORMANCE -----------------------------------------------

The chart on the facing page illustrates the total value of an assumed $10,000 investment in RiverSource Partners Aggressive Growth Fund Class A shares (from 4/24/03 to 5/31/09) as compared to the performance of two widely cited performance indices, the Russell Midcap Growth Index and the Lipper Mid-Cap Growth Funds Index. In comparing the Fund's Class A shares to these indices, you should take into account the fact that the Fund's performance reflects the maximum sales charge of 5.75%, while such charges are not reflected in the performance of the indices. Returns for the Fund include the reinvestment of any distributions paid during each period.

The performance information shown represents past performance and is not a guarantee of future results. The table below and the chart on the facing page do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial intermediary or visiting riversource.com/funds. Also see "Past Performance" in the Fund's current prospectus.

COMPARATIVE RESULTS
--------------------------------------------------------------------------------

Results at May 31, 2009
                                                                                    SINCE
                                                                                  INCEPTION
                                                     1 YEAR   3 YEARS   5 YEARS    4/24/03
RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND
(INCLUDES SALES CHARGE)
Class A Cumulative value of $10,000                  $5,461    $7,054    $8,804    $12,529
-------------------------------------------------------------------------------------------
        Average annual total return                 -45.39%   -10.98%    -2.51%     +3.76%
-------------------------------------------------------------------------------------------
RUSSELL MIDCAP GROWTH INDEX(1)
        Cumulative value of $10,000                  $6,428    $7,738    $9,892    $13,953
-------------------------------------------------------------------------------------------
        Average annual total return                 -35.72%    -8.19%    -0.22%     +5.61%
-------------------------------------------------------------------------------------------
LIPPER MID-CAP GROWTH FUNDS INDEX(2)
        Cumulative value of $10,000                  $6,483    $8,183   $10,379    $13,882
-------------------------------------------------------------------------------------------
        Average annual total return                 -35.17%    -6.46%    +0.75%     +5.53%
-------------------------------------------------------------------------------------------



Results for other share classes can be found on page 3.


--------------------------------------------------------------------------------
12  RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


(VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND LINE GRAPH)


                     RIVERSOURCE PARTNERS                        LIPPER MID-CAP
                       AGGRESSIVE GROWTH      RUSSELL MIDCAP      GROWTH FUNDS
                         FUND CLASS A         GROWTH INDEX(1)       INDEX(2)
                     --------------------    ---------------    ------------------
4/24/03                    $ 9,425               $10,000              $10,000
5/03                        10,390                11,096               10,954
8/03                        11,726                12,299               12,133
11/03                       12,877                13,381               12,946
2/04                        13,509                14,208               13,524
5/04                        13,413                14,106               13,377
8/04                        12,198                13,216               12,505
11/04                       13,935                14,906               14,171
2/05                        14,709                15,587               14,543
5/05                        14,240                15,597               14,371
8/05                        15,139                16,710               15,498
11/05                       15,861                17,320               16,160
2/06                        17,003                18,330               17,225
5/06                        16,741                18,031               16,966
8/06                        15,879                17,712               16,522
11/06                       17,162                19,550               18,066
2/07                        17,560                20,037               18,601
5/07                        20,112                21,879               20,791
8/07                        20,520                21,133               20,651
11/07                       22,112                21,530               21,692
2/08                        19,499                19,571               19,538
5/08                        21,622                21,706               21,414
8/08                        18,988                19,531               19,319
11/08                       11,516                11,594               11,866
2/09                        10,220                10,606               10,784
5/09                        12,529                13,953               13,882




(1) The Russell Midcap Growth Index, an unmanaged index, measures the performance of those stocks in the Russell Midcap Index with higher price-to-book ratios and higher forecasted growth values. The stocks in the index are also members of the Russell 1000(R) Growth Index. The index reflects reinvestment of all distributions and changes in market prices.
(2) The Lipper Mid-Cap Growth Funds Index includes the 30 largest mid-cap growth funds tracked by Lipper Inc. The index's returns include net reinvested dividends. The Fund's performance is currently measured against this index for purposes of determining the performance incentive adjustment.


--------------------------------------------------------------------------------
           RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT  13

FUND EXPENSES EXAMPLE  ---------------------------------------------------------
(UNAUDITED)

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments; and (2) ongoing costs, which may include management fees; distribution and service (12b-1) fees; and other Fund fees and expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. In addition to the ongoing expenses which the Fund bears directly, the Fund's shareholders indirectly bear the expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). The Fund's indirect expense from investing in the acquired funds is based on the Fund's pro rata portion of the cumulative expenses charged by the acquired funds using the expense ratio of each of the acquired funds as of the acquired fund's most recent shareholder report.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the six months ended May 31, 2009.

ACTUAL EXPENSES
The first line of the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled "Expenses paid during the period" to estimate the expenses you paid on your account during this period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line of the table provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads). Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.


--------------------------------------------------------------------------------
14  RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


                                  BEGINNING        ENDING        EXPENSES
                                ACCOUNT VALUE  ACCOUNT VALUE   PAID DURING     ANNUALIZED
                                 DEC. 1, 2008   MAY 31, 2009  THE PERIOD(a)  EXPENSE RATIO
------------------------------------------------------------------------------------------
Class A
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $1,087.90        $ 6.04(c)      1.16%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,019.15        $ 5.84(c)      1.16%
------------------------------------------------------------------------------------------

Class B
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $1,084.40        $10.08(c)      1.94%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,015.26        $ 9.75(c)      1.94%
------------------------------------------------------------------------------------------

Class C
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $1,084.40        $ 9.98(c)      1.92%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,015.36        $ 9.65(c)      1.92%
------------------------------------------------------------------------------------------

Class I
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $1,091.60        $ 3.75(c)       .72%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,021.34        $ 3.63(c)       .72%
------------------------------------------------------------------------------------------

Class R2
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $1,086.20        $ 7.91(c)      1.52%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,017.35        $ 7.64(c)      1.52%
------------------------------------------------------------------------------------------

Class R3
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $1,087.20        $ 6.61(c)      1.27%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,018.60        $ 6.39(c)      1.27%
------------------------------------------------------------------------------------------

Class R4
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $1,090.40        $ 5.42(c)      1.04%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,019.75        $ 5.24(c)      1.04%
------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
           RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT  15

FUND EXPENSES EXAMPLE (continued)  ---------------------------------------------


                                  BEGINNING        ENDING        EXPENSES
                                ACCOUNT VALUE  ACCOUNT VALUE   PAID DURING     ANNUALIZED
                                 DEC. 1, 2008   MAY 31, 2009  THE PERIOD(a)  EXPENSE RATIO
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
Class R5
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $1,090.20        $ 3.86(c)       .74%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,021.24        $ 3.73(c)       .74%
------------------------------------------------------------------------------------------


(a) Expenses are equal to the annualized expense ratio for each class as indicated above, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period).
(b) Based on the actual return for the six months ended May 31, 2009: +8.79% for Class A, +8.44% for Class B, +8.44% for Class C, +9.16% for Class I, +8.62% for Class R2, +8.72% for Class R3, +9.04% for Class R4 and +9.02% for Class R5.
(c) The Investment Manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until July 31, 2010, unless sooner terminated at the discretion of the Fund's Board, such that net expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment, will not exceed 1.28% for Class A, 2.06% for Class B, 2.04% for Class C, 0.83% for Class I, 1.63% for Class R2, 1.38% for Class R3, 1.13% for Class R4 and 0.88% for Class R5. Any amounts waived will not be reimbursed by the Fund. This change was effective June 1, 2009. Had this change been in place for the entire six month period ended May 31, 2009, the actual expenses paid would have been $5.88 for Class A, $9.93 for Class B, $9.87 for Class C, $3.60 for Class I, $7.75 for Class R2, $6.50 for Class R3, $5.21 for Class R4 and $3.86 for Class R5; the hypothetical expenses paid would have been $5.69 for Class A, $9.60 for Class B, $9.55 for Class C, $3.48 for Class I, $7.49 for Class R2, $6.29 for Class R3, $5.04 for Class R4 and $3.73 for Class R5.


--------------------------------------------------------------------------------
16  RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT

PORTFOLIO OF INVESTMENTS  ------------------------------------------------------

MAY 31, 2009
(Percentages represent value of investments compared to net assets)

INVESTMENTS IN SECURITIES


COMMON STOCKS (98.2%)
ISSUER                                                 SHARES                VALUE(a)
AEROSPACE & DEFENSE (1.3%)
BE Aerospace                                             44,071(b)           $655,776
Precision Castparts                                      40,013             3,303,874
                                                                      ---------------
Total                                                                       3,959,650
-------------------------------------------------------------------------------------

AIR FREIGHT & LOGISTICS (1.1%)
CH Robinson Worldwide                                    52,007             2,642,996
Expeditors Intl of Washington                            23,566(e)            773,200
                                                                      ---------------
Total                                                                       3,416,196
-------------------------------------------------------------------------------------

AIRLINES (0.2%)
Continental Airlines Cl B                                71,080(b,e)          662,466
-------------------------------------------------------------------------------------

AUTO COMPONENTS (0.3%)
Autoliv                                                  33,610(c,e)          933,686
-------------------------------------------------------------------------------------

AUTOMOBILES (0.2%)
Harley-Davidson                                          41,096(e)            697,399
-------------------------------------------------------------------------------------

BEVERAGES (0.4%)
Hansen Natural                                           35,740(b,e)        1,310,943
-------------------------------------------------------------------------------------

BIOTECHNOLOGY (1.7%)
Alexion Pharmaceuticals                                  95,251(b,e)        3,476,662
Myriad Genetics                                          25,040(b)            905,446
United Therapeutics                                      13,180(b,e)        1,056,377
                                                                      ---------------
Total                                                                       5,438,485
-------------------------------------------------------------------------------------

CAPITAL MARKETS (4.7%)
Greenhill & Co                                            6,754(e)            496,419
Janus Capital Group                                     168,516(e)          1,708,752
Jefferies Group                                          58,877(e)          1,273,510
Lazard Cl A                                              39,649(c,e)        1,121,274
Morgan Stanley                                           80,661(e)          2,445,642
Northern Trust                                           40,910(e)          2,358,462
T Rowe Price Group                                       65,460(e)          2,655,711
TD Ameritrade Holding                                   105,458(b)          1,797,004
Waddell & Reed Financial Cl A                            35,673(e)            870,421
                                                                      ---------------
Total                                                                      14,727,195
-------------------------------------------------------------------------------------

CHEMICALS (4.6%)
Agrium                                                   21,676(c)          1,066,893
Airgas                                                   24,370             1,029,876
Celanese Series A                                        93,127             1,910,034
CF Inds Holdings                                         37,350             2,899,853
Ecolab                                                   39,720             1,483,542
Monsanto                                                 18,792             1,543,763
Mosaic                                                   19,725             1,078,958
Scotts Miracle-Gro Cl A                                  45,162(e)          1,549,057
Syngenta                                                  5,077(c)          1,238,611
Terra Inds                                               15,573               432,774
                                                                      ---------------
Total                                                                      14,233,361
-------------------------------------------------------------------------------------

COMMERCIAL SERVICES & SUPPLIES (0.5%)
Stericycle                                               15,650(b,e)          782,187
Tetra Tech                                               32,824(b,e)          842,592
                                                                      ---------------
Total                                                                       1,624,779
-------------------------------------------------------------------------------------

COMMUNICATIONS EQUIPMENT (2.8%)
CommScope                                                22,373(b)            587,068
Corning                                                 163,139             2,398,143
F5 Networks                                              81,190(b,e)        2,578,595
Juniper Networks                                        100,110(b,e)        2,475,720
Riverbed Technology                                      31,580(b,e)          634,442
                                                                      ---------------
Total                                                                       8,673,968
-------------------------------------------------------------------------------------

COMPUTERS & PERIPHERALS (0.3%)
Western Digital                                          35,727(b)            887,816
-------------------------------------------------------------------------------------

CONSTRUCTION & ENGINEERING (3.3%)
AECOM Technology                                         90,409(b,e)        2,884,951
Jacobs Engineering Group                                 18,660(b)            800,514
Quanta Services                                         181,685(b,e)        4,144,235


                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
           RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT  17

PORTFOLIO OF INVESTMENTS (continued)  ------------------------------------------


COMMON STOCKS (CONTINUED)
ISSUER                                                 SHARES                VALUE(a)
CONSTRUCTION & ENGINEERING (CONT.)
Shaw Group                                               29,613(b)           $805,474
URS                                                      32,975(b)          1,585,438
                                                                      ---------------
Total                                                                      10,220,612
-------------------------------------------------------------------------------------

CONSTRUCTION MATERIALS (0.3%)
Martin Marietta Materials                                 9,640               785,371
-------------------------------------------------------------------------------------

CONTAINERS & PACKAGING (0.8%)
Crown Holdings                                          104,759(b)          2,461,837
-------------------------------------------------------------------------------------

DIVERSIFIED CONSUMER SERVICES (0.2%)
Corinthian Colleges                                      47,241(b,e)          726,567
-------------------------------------------------------------------------------------

DIVERSIFIED FINANCIAL SERVICES (1.7%)
CME Group                                                 2,804(e)            901,879
IntercontinentalExchange                                 33,155(b,e)        3,573,776
MSCI Cl A                                                41,310(b)            878,664
                                                                      ---------------
Total                                                                       5,354,319
-------------------------------------------------------------------------------------

ELECTRIC UTILITIES (0.7%)
PPL                                                      63,060             2,047,558
-------------------------------------------------------------------------------------

ELECTRICAL EQUIPMENT (0.5%)
First Solar                                               3,390(b,e)          644,100
Vestas Wind Systems                                      11,314(b,c)          833,610
                                                                      ---------------
Total                                                                       1,477,710
-------------------------------------------------------------------------------------

ELECTRONIC EQUIPMENT, INSTRUMENTS & COMPONENTS (0.6%)
AU Optronics ADR                                        104,948(c,e)        1,090,410
LG.Philips LCD ADR                                       64,808(c,e)          764,086
                                                                      ---------------
Total                                                                       1,854,496
-------------------------------------------------------------------------------------

ENERGY EQUIPMENT & SERVICES (4.3%)
Atwood Oceanics                                          63,998(b,e)        1,693,387
Cameron Intl                                            116,648(b)          3,642,917
Nabors Inds                                             155,781(b,c,e)      2,785,364
Oceaneering Intl                                         24,829(b,e)        1,276,707
Weatherford Intl                                        196,137(b)          4,060,036
                                                                      ---------------
Total                                                                      13,458,411
-------------------------------------------------------------------------------------

FOOD & STAPLES RETAILING (0.6%)
Whole Foods Market                                      102,040(e)          1,925,495
-------------------------------------------------------------------------------------

GAS UTILITIES (0.4%)
Questar                                                  32,570             1,103,797
-------------------------------------------------------------------------------------

HEALTH CARE EQUIPMENT & SUPPLIES (1.8%)
Beckman Coulter                                          13,550               734,410
Edwards Lifesciences                                     13,009(b)            830,495
Intuitive Surgical                                        5,510(b,e)          824,737
St. Jude Medical                                         79,997(b)          3,121,482
                                                                      ---------------
Total                                                                       5,511,124
-------------------------------------------------------------------------------------

HEALTH CARE PROVIDERS & SERVICES (4.7%)
AmerisourceBergen                                        29,530             1,095,563
DaVita                                                   26,570(b)          1,198,573
Express Scripts                                          86,837(b)          5,561,910
Laboratory Corp of America Holdings                      31,220(b)          1,903,171
Medco Health Solutions                                   26,361(b)          1,209,706
Omnicare                                                109,599             2,962,461
UnitedHealth Group                                       27,652               735,543
                                                                      ---------------
Total                                                                      14,666,927
-------------------------------------------------------------------------------------

HEALTH CARE TECHNOLOGY (0.6%)
Cerner                                                   29,746(b,e)        1,733,894
-------------------------------------------------------------------------------------

HOTELS, RESTAURANTS & LEISURE (7.5%)
Boyd Gaming                                              36,368(e)            365,135
Brinker Intl                                             90,021(e)          1,611,376
Cheesecake Factory                                       45,965(b,e)          786,461
Ctrip.com Intl ADR                                       20,433(c,e)          836,731
Darden Restaurants                                       73,554(e)          2,660,448
Intl Game Technology                                     25,716(e)            446,430
Las Vegas Sands                                         151,656(b,e)        1,502,911
Melco PBL Entertainment Macau ADR                        70,581(b,c,e)        424,898
Penn Natl Gaming                                         73,786(b)          2,440,103
PF Chang's China Bistro                                  25,798(b)            823,988
Pinnacle Entertainment                                   70,319(b)            748,897
Royal Caribbean Cruises                                  49,059               738,829
Starwood Hotels & Resorts Worldwide                      95,440(e)          2,335,417
WMS Inds                                                 96,475(b,e)        3,421,968
Wynn Resorts                                             52,741(b,e)        1,954,581
Yum! Brands                                              64,010             2,216,666
                                                                      ---------------
Total                                                                      23,314,839
-------------------------------------------------------------------------------------


See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
18  RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


COMMON STOCKS (CONTINUED)
ISSUER                                                 SHARES                VALUE(a)

HOUSEHOLD DURABLES (2.2%)
DR Horton                                               148,050(e)         $1,363,541
KB Home                                                 106,847             1,602,705
NVR                                                       1,605(b)            794,315
Pulte Homes                                             166,890(e)          1,468,632
Toll Brothers                                            90,588(b,e)        1,683,124
                                                                      ---------------
Total                                                                       6,912,317
-------------------------------------------------------------------------------------

HOUSEHOLD PRODUCTS (0.5%)
Clorox                                                   13,940(e)            731,014
Energizer Holdings                                       14,560(b)            760,905
                                                                      ---------------
Total                                                                       1,491,919
-------------------------------------------------------------------------------------

INDUSTRIAL CONGLOMERATES (1.0%)
McDermott Intl                                          134,469(b)          2,954,284
-------------------------------------------------------------------------------------

INSURANCE (0.3%)
Fidelity Natl Financial Cl A                             59,000               822,460
-------------------------------------------------------------------------------------

INTERNET & CATALOG RETAIL (0.7%)
NetFlix                                                  20,663(b,e)          814,535
priceline.com                                            12,940(b,e)        1,424,824
                                                                      ---------------
Total                                                                       2,239,359
-------------------------------------------------------------------------------------

INTERNET SOFTWARE & SERVICES (2.1%)
Digital River                                            25,469(b,e)          971,133
Equinix                                                  11,641(b,e)          866,090
MercadoLibre                                             25,120(b,c)          543,597
NetEase.com ADR                                          57,937(b,c,e)      2,003,461
VeriSign                                                 54,570(b,e)        1,277,484
VistaPrint                                               20,858(b,c,e)        798,653
                                                                      ---------------
Total                                                                       6,460,418
-------------------------------------------------------------------------------------

IT SERVICES (0.9%)
Fiserv                                                   22,690(b)            961,148
Paychex                                                  70,270(e)          1,923,290
                                                                      ---------------
Total                                                                       2,884,438
-------------------------------------------------------------------------------------

LIFE SCIENCES TOOLS & SERVICES (0.7%)
Illumina                                                 56,400(b,e)        2,070,444
-------------------------------------------------------------------------------------

MACHINERY (2.6%)
Bucyrus Intl                                             44,231(e)          1,268,545
ESCO Technologies                                        19,720(b,e)          801,026
Flowserve                                                16,889             1,242,524
Ingersoll-Rand Cl A                                      35,844(c)            725,124
Joy Global                                               64,097(e)          2,209,424
Parker Hannifin                                          41,390             1,749,141
                                                                      ---------------
Total                                                                       7,995,784
-------------------------------------------------------------------------------------

MARINE (0.5%)
Diana Shipping                                           56,113(c,e)        1,011,717
Genco Shipping & Trading                                 18,404               481,265
                                                                      ---------------
Total                                                                       1,492,982
-------------------------------------------------------------------------------------

MEDIA (0.2%)
DIRECTV Group                                            31,924(b,e)          718,290
-------------------------------------------------------------------------------------

METALS & MINING (3.9%)
Agnico-Eagle Mines                                       16,029(c)            991,554
AK Steel Holding                                         57,059               815,944
Alcoa                                                    84,420(e)            778,352
Allegheny Technologies                                   22,103               782,667
Cliffs Natural Resources                                 30,931               842,870
Companhia Siderurgica Nacional ADR                       53,168(c)          1,303,679
Freeport-McMoRan Copper & Gold                           47,185             2,568,280
Kinross Gold                                             48,163(c)            973,856
Steel Dynamics                                          108,020(e)          1,613,819
United States Steel                                      41,650             1,419,432
                                                                      ---------------
Total                                                                      12,090,453
-------------------------------------------------------------------------------------

MULTILINE RETAIL (3.0%)
Big Lots                                                 35,067(b)            806,892
Dollar Tree                                              56,452(b)          2,527,356
Family Dollar Stores                                     79,261             2,399,230
Kohl's                                                   54,860(b)          2,329,904
Nordstrom                                                64,830(e)          1,276,503
                                                                      ---------------
Total                                                                       9,339,885
-------------------------------------------------------------------------------------

OIL, GAS & CONSUMABLE FUELS (6.2%)
Alpha Natural Resources                                  27,140(b,e)          747,707
CONSOL Energy                                            40,650             1,673,154
Continental Resources                                    30,524(b,e)          903,816
Denbury Resources                                        73,390(b)          1,261,574
Petrohawk Energy                                        196,455(b)          4,950,666
Range Resources                                          71,454(e)          3,273,308


                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
           RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT  19

PORTFOLIO OF INVESTMENTS (continued)  ------------------------------------------


COMMON STOCKS (CONTINUED)
ISSUER                                                 SHARES                VALUE(a)
OIL, GAS & CONSUMABLE FUELS (CONT.)
Southwestern Energy                                     101,073(b)         $4,393,643
Ultra Petroleum                                          17,805(b)            806,210
Whiting Petroleum                                        27,341(b,e)        1,281,199
                                                                      ---------------
Total                                                                      19,291,277
-------------------------------------------------------------------------------------

PERSONAL PRODUCTS (0.8%)
Alberto-Culver                                           41,960               975,150
Avon Products                                            57,270(e)          1,521,092
                                                                      ---------------
Total                                                                       2,496,242
-------------------------------------------------------------------------------------

PHARMACEUTICALS (1.0%)
Allergan                                                 37,030             1,634,134
Mylan                                                   110,190(b,e)        1,455,610
                                                                      ---------------
Total                                                                       3,089,744
-------------------------------------------------------------------------------------

PROFESSIONAL SERVICES (0.6%)
Equifax                                                  19,050               518,541
Robert Half Intl                                         63,070(e)          1,349,067
                                                                      ---------------
Total                                                                       1,867,608
-------------------------------------------------------------------------------------

REAL ESTATE INVESTMENT TRUSTS (REITS) (0.3%)
Digital Realty Trust                                     28,360(e)          1,014,437
-------------------------------------------------------------------------------------

SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (9.3%)
Altera                                                  117,346(e)          1,997,229
ASML Holding                                             77,885(c,e)        1,612,220
Atheros Communications                                   95,620(b,e)        1,602,591
Broadcom Cl A                                           216,134(b,e)        5,507,095
KLA-Tencor                                               64,950(e)          1,753,650
Lam Research                                             75,330(b)          1,972,893
Marvell Technology Group                                147,844(b,c)        1,689,857
Micron Technology                                       286,170(b)          1,448,020
Microsemi                                               121,621(b)          1,637,019
PMC-Sierra                                              470,601(b,e)        3,571,862
Semtech                                                  76,116(b,e)        1,224,706
Silicon Laboratories                                     38,211(b,e)        1,284,654
Teradyne                                                264,045(b,e)        1,887,922
Varian Semiconductor Equipment Associates                48,187(b,e)        1,133,358
Xilinx                                                   42,749(e)            886,614
                                                                      ---------------
Total                                                                      29,209,690
-------------------------------------------------------------------------------------

SOFTWARE (5.1%)
Activision Blizzard                                     136,160(b)          1,644,813
Adobe Systems                                            61,320(b)          1,727,998
BMC Software                                             35,460(b)          1,209,186
Macrovision Solutions                                   108,830(b)          2,456,293
McAfee                                                  137,645(b)          5,399,812
Salesforce.com                                           30,030(b,e)        1,139,639
Shanda Interactive Entertainment ADR                     37,263(b,c,e)      2,147,094
                                                                      ---------------
Total                                                                      15,724,835
-------------------------------------------------------------------------------------

SPECIALTY RETAIL (4.7%)
Advance Auto Parts                                       38,723(e)          1,649,213
Aeropostale                                              55,146(b,e)        1,909,155
Bed Bath & Beyond                                        27,168(b,e)          763,692
Best Buy                                                 48,268(e)          1,694,207
GUESS?                                                   94,230             2,433,019
O'Reilly Automotive                                      53,466(b,e)        1,927,449
Ross Stores                                              51,628             2,021,752
Urban Outfitters                                        109,000(b,e)        2,225,780
                                                                      ---------------
Total                                                                      14,624,267
-------------------------------------------------------------------------------------

TEXTILES, APPAREL & LUXURY GOODS (1.0%)
Coach                                                    92,651(b)          2,433,941
Deckers Outdoor                                           1,560(b)             90,418
Warnaco Group                                            17,130(b)            541,308
                                                                      ---------------
Total                                                                       3,065,667
-------------------------------------------------------------------------------------

TRADING COMPANIES & DISTRIBUTORS (0.3%)
Fastenal                                                 30,030(e)            997,597
-------------------------------------------------------------------------------------

WIRELESS TELECOMMUNICATION SERVICES (4.2%)
American Tower Cl A                                      85,796(b)          2,734,319
Leap Wireless Intl                                       20,437(b,e)          766,183
MetroPCS Communications                                 151,267(b,e)        2,591,204
Millicom Intl Cellular                                   19,770(c)          1,200,039
SBA Communications Cl A                                 164,280(b)          4,200,639
Sprint Nextel                                           314,159(b)          1,617,919
                                                                      ---------------
Total                                                                      13,110,303
-------------------------------------------------------------------------------------

TOTAL COMMON STOCKS
(Cost: $286,459,304)                                                     $305,173,601
-------------------------------------------------------------------------------------





See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
20  RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


EXCHANGE TRADED FUND (0.5%)
                                                       SHARES                VALUE(a)
iShares Russell 2000 Index Fund                          15,989(e)           $803,767
NASDAQ-100 Shares ETF                                    23,010(e)            815,935
-------------------------------------------------------------------------------------

TOTAL EXCHANGE TRADED FUND
(Cost: $1,425,375)                                                         $1,619,702
-------------------------------------------------------------------------------------



MONEY MARKET FUND (2.0%)
                                                       SHARES                VALUE(a)
RiverSource Short-Term Cash Fund, 0.27%               6,267,942(d)         $6,267,942
-------------------------------------------------------------------------------------

TOTAL MONEY MARKET FUND
(Cost: $6,267,942)                                                         $6,267,942
-------------------------------------------------------------------------------------



INVESTMENTS OF CASH COLLATERAL RECEIVED FOR SECURITIES ON LOAN (26.7%)
                                                       SHARES                VALUE(a)
CASH COLLATERAL REINVESTMENT FUND
JPMorgan Prime Money Market Fund                     82,868,414           $82,868,414
-------------------------------------------------------------------------------------

TOTAL INVESTMENTS OF CASH COLLATERAL RECEIVED FOR SECURITIES ON LOAN
(Cost: $82,868,414)                                                       $82,868,414
-------------------------------------------------------------------------------------

TOTAL INVESTMENTS IN SECURITIES
(Cost: $377,021,035)(f)                                                  $395,929,659
=====================================================================================





INVESTMENTS IN DERIVATIVES

FORWARD FOREIGN CURRENCY CONTRACTS OPEN AT MAY 31, 2009



                             CURRENCY TO   CURRENCY TO    UNREALIZED     UNREALIZED
EXCHANGE DATE               BE DELIVERED   BE RECEIVED   APPRECIATION   DEPRECIATION
------------------------------------------------------------------------------------
June 2, 2009                     387,954       357,420        $--            $(6,003)
                             Swiss Franc   U.S. Dollar
------------------------------------------------------------------------------------
June 30, 2009                  2,276,943       424,300         --             (7,663)
                            Danish Krone   U.S. Dollar
------------------------------------------------------------------------------------
June 30, 2009                    654,933       601,088         --            (12,521)
                             Swiss Franc   U.S. Dollar
------------------------------------------------------------------------------------
Total                                                         $--           $(26,187)
------------------------------------------------------------------------------------






                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
           RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT  21

PORTFOLIO OF INVESTMENTS (continued)  ------------------------------------------


NOTES TO PORTFOLIO OF INVESTMENTS


(a) Securities are valued by using policies described in Note 1 to the financial statements.

(b)  Non-income producing.

(c) Foreign security values are stated in U.S. dollars. At May 31, 2009, the value of foreign securities represented 8.4% of net assets.

(d) Affiliated Money Market Fund -- See Note 7 to the financial statements. The rate shown is the seven-day current annualized yield at May 31, 2009.

(e) At May 31, 2009, security was partially or fully on loan. See Note 6 to the financial statements.

(f) At May 31, 2009, the cost of securities for federal income tax purposes was $385,713,670 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

     Unrealized appreciation                         $25,141,357
     Unrealized depreciation                         (14,925,368)
     -----------------------------------------------------------
     Net unrealized appreciation                     $10,215,989
     -----------------------------------------------------------


The industries identified above are based on the Global Industry Classification Standard (GICS), which was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.



--------------------------------------------------------------------------------
22  RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


FAIR VALUE MEASUREMENTS


Statement of Financial Accounting Standards No. 157 (SFAS 157) requires disclosures relating to the fair valuation of securities for financial statement purposes.

Various inputs are used in determining the value of the Fund's investments. These inputs are summarized in the three broad levels listed below:

     - Level 1 -- quoted prices in active markets for identical securities

     - Level 2 -- other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risks, etc.)

     - Level 3 -- significant unobservable inputs (including the Fund's own assumptions in determining the fair value of investments)

Observable inputs are those based on market data obtained from sources independent of the Fund, and unobservable inputs reflect the Fund's own assumptions based on the best information available. The input levels are not necessarily an indication of the risk or liquidity associated with investments at that level.

The following table is a summary of the inputs used to value the Fund's investments as of May 31, 2009:

                                         FAIR VALUE AT MAY 31, 2009
                         ---------------------------------------------------------
                              LEVEL 1        LEVEL 2
                           QUOTED PRICES      OTHER        LEVEL 3
                             IN ACTIVE     SIGNIFICANT   SIGNIFICANT
                            MARKETS FOR     OBSERVABLE  UNOBSERVABLE
DESCRIPTION              IDENTICAL ASSETS     INPUTS       INPUTS         TOTAL
----------------------------------------------------------------------------------
Investments in
  securities               $393,857,438     $2,072,221       $--      $395,929,659
Other financial
  instruments*                       --        (26,187)       --           (26,187)
----------------------------------------------------------------------------------
Total                      $393,857,438     $2,046,034       $--      $395,903,472
----------------------------------------------------------------------------------


* Other financial instruments are derivative instruments, such as forwards, which are valued at the unrealized appreciation (depreciation) on the instrument.



--------------------------------------------------------------------------------
           RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT  23

PORTFOLIO OF INVESTMENTS (continued)  ------------------------------------------



HOW TO FIND INFORMATION ABOUT THE FUND'S QUARTERLY PORTFOLIO HOLDINGS

(i) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(ii) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(iii)The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(iv) The Fund's complete schedule of portfolio holdings, as filed on Form N-Q, can be obtained without charge, upon request, by calling the RiverSource Family of Funds at 1(800) 221-2450.


--------------------------------------------------------------------------------
24  RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT

STATEMENT OF ASSETS AND LIABILITIES  -------------------------------------------
MAY 31, 2009


ASSETS
Investments in securities, at value
  Unaffiliated issuers* (identified cost $287,884,679)               306,793,303
  Affiliated money market fund (identified cost $6,267,942)            6,267,942
  Investments of cash collateral received for securities on loan
    (identified cost $82,868,414)                                     82,868,414
--------------------------------------------------------------------------------
Total investments in securities (identified cost $377,021,035)       395,929,659
Capital shares receivable                                                 43,345
Dividends and accrued interest receivable                                213,488
Receivable for investment securities sold                              8,344,564
--------------------------------------------------------------------------------
Total assets                                                         404,531,056
--------------------------------------------------------------------------------
LIABILITIES
Capital shares payable                                                   254,974
Payable for investment securities purchased                           10,346,962
Payable upon return of securities loaned                              82,868,414
Unrealized depreciation on forward foreign currency contracts             26,187
Accrued investment management services fees                                7,461
Accrued distribution fees                                                 46,965
Accrued transfer agency fees                                               3,218
Accrued administrative services fees                                         503
Accrued plan administration services fees                                     35
Other accrued expenses                                                   137,929
--------------------------------------------------------------------------------
Total liabilities                                                     93,692,648
--------------------------------------------------------------------------------
Net assets applicable to outstanding capital stock                 $ 310,838,408
--------------------------------------------------------------------------------

REPRESENTED BY
Capital stock -- $.01 par value                                    $     507,141
Additional paid-in capital                                           828,516,956
Undistributed net investment income                                        7,612
Accumulated net realized gain (loss)                                (537,082,868)
Unrealized appreciation (depreciation) on investments
  and on translation of assets and liabilities in foreign
  currencies                                                          18,889,567
--------------------------------------------------------------------------------
Total -- representing net assets applicable to outstanding
  capital stock                                                    $ 310,838,408

--------------------------------------------------------------------------------
* Including securities on loan, at value                           $  82,380,459
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
           RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT  25

STATEMENT OF ASSETS AND LIABILITIES (continued) ------------------------------- MAY 31, 2009


NET ASSET VALUE PER SHARE
                              NET ASSETS   SHARES OUTSTANDING   NET ASSET VALUE PER SHARE
Class A                     $207,169,730           33,798,503                       $6.13(1)
Class B                     $ 30,452,015            5,204,722                       $5.85
Class C                     $  1,762,044              301,006                       $5.85
Class I                     $ 71,268,211           11,379,715                       $6.26
Class R2                    $     75,006               12,246                       $6.12
Class R3                    $     16,916                2,736                       $6.18
Class R4                    $     90,922               14,618                       $6.22
Class R5                    $      3,564                  572                       $6.23
-----------------------------------------------------------------------------------------


(1) The maximum offering price per share for Class A is $6.50. The offering price is calculated by dividing the net asset value by 1.0 minus the maximum sales charge of 5.75%.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
26  RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT

STATEMENT OF OPERATIONS  -------------------------------------------------------
YEAR ENDED MAY 31, 2009


INVESTMENT INCOME
Income:
Dividends                                                         2,337,208
Interest                                                                198
Income distributions from affiliated money market fund              120,455
Fee income from securities lending                                  191,657
  Less foreign taxes withheld                                       (13,341)
---------------------------------------------------------------------------
Total income                                                      2,636,177
---------------------------------------------------------------------------
Expenses:
Investment management services fees                               3,280,397
Distribution fees
  Class A                                                           637,734
  Class B                                                           400,332
  Class C                                                            20,799
  Class R2                                                              367
  Class R3                                                               16
Transfer agency fees
  Class A                                                         1,073,857
  Class B                                                           174,900
  Class C                                                             9,071
  Class R2                                                               37
  Class R3                                                                3
  Class R4                                                               73
  Class R5                                                                2
Administrative services fees                                        232,850
Plan administration services fees
  Class R2                                                              183
  Class R3                                                               16
  Class R4                                                              365
Compensation of board members                                        10,979
Custodian fees                                                       90,270
Printing and postage                                                121,100
Registration fees                                                    50,980
Professional fees                                                    35,118
Other                                                                17,874
---------------------------------------------------------------------------
Total expenses                                                    6,157,323
  Expenses waived/reimbursed by the Investment Manager and
    its affiliates                                               (1,319,659)
  Earnings and bank fee credits on cash balances                     (4,328)
---------------------------------------------------------------------------
Total net expenses                                                4,833,336
---------------------------------------------------------------------------
Investment income (loss) -- net                                  (2,197,159)

---------------------------------------------------------------------------


--------------------------------------------------------------------------------
           RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT  27

STATEMENT OF OPERATIONS (continued)  -------------------------------------------
YEAR ENDED MAY 31, 2009


REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on:
  Security transactions                                       $(167,062,145)
  Foreign currency transactions                                   1,226,575
---------------------------------------------------------------------------
Net realized gain (loss) on investments                        (165,835,570)
Net change in unrealized appreciation (depreciation) on
  investments
  and on translation of assets and liabilities in foreign
  currencies                                                    (97,905,763)
---------------------------------------------------------------------------
Net gain (loss) on investments and foreign currencies          (263,741,333)
---------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from
  operations                                                  $(265,938,492)
---------------------------------------------------------------------------



The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
28  RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT

STATEMENTS OF CHANGES IN NET ASSETS --------------------------------------------


YEAR ENDED MAY 31,                                                          2009          2008
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                                    $  (2,197,159) $ (5,428,005)
Net realized gain (loss) on investments                             (165,835,570)   59,041,933
Net change in unrealized appreciation (depreciation) on
  investments and on translation of assets and liabilities
  in foreign currencies                                              (97,905,763)  (10,655,385)
----------------------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from operations     (265,938,492)   42,958,543
----------------------------------------------------------------------------------------------
Distributions to shareholders from:
  Net realized gain
    Class A                                                             (199,746)           --
    Class B                                                              (30,735)           --
    Class C                                                               (1,753)           --
    Class I                                                              (86,852)           --
    Class R2                                                                 (58)           --
    Class R3                                                                  (3)           --
    Class R4                                                                 (86)           --
    Class R5                                                                  (3)           --
  Tax return of capital
    Class A                                                                 (147)           --
    Class B                                                                  (22)           --
    Class C                                                                   (1)           --
    Class I                                                                  (64)           --
----------------------------------------------------------------------------------------------
Total distributions                                                     (319,470)           --

----------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
           RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT  29

STATEMENTS OF CHANGES IN NET ASSETS (continued) --------------------------------


YEAR ENDED MAY 31,                                                          2009          2008
CAPITAL SHARE TRANSACTIONS
Proceeds from sales
  Class A shares                                                   $  41,147,412  $ 61,688,125
  Class B shares                                                       3,987,999     9,901,863
  Class C shares                                                         627,704     1,699,248
  Class I shares                                                      25,753,710    45,443,338
  Class R2 shares                                                         20,139        90,820
  Class R3 shares                                                         11,926            --
  Class R4 shares                                                        208,026       109,752
Reinvestment of distributions at net asset value
  Class A shares                                                         197,142            --
  Class B shares                                                          30,432            --
  Class C shares                                                           1,566            --
  Class I shares                                                          86,912            --
  Class R2 shares                                                             54            --
  Class R4 shares                                                             82            --
Payments for redemptions
  Class A shares                                                     (59,178,268)  (91,278,824)
  Class B shares                                                     (26,214,609)  (32,665,984)
  Class C shares                                                        (524,237)     (534,369)
  Class I shares                                                     (33,153,250)  (10,657,192)
  Class R3 shares                                                           (728)           --
  Class R4 shares                                                       (265,843)      (19,672)
----------------------------------------------------------------------------------------------
Increase (decrease) in net assets from capital share transactions    (47,263,831)  (16,222,895)
----------------------------------------------------------------------------------------------
Total increase (decrease) in net assets                             (313,521,793)   26,735,648
Net assets at beginning of year                                      624,360,201   597,624,553
----------------------------------------------------------------------------------------------
Net assets at end of year                                          $ 310,838,408  $624,360,201
----------------------------------------------------------------------------------------------
Undistributed (excess of distributions over) net investment
  income                                                           $       7,612  $    (43,104)
----------------------------------------------------------------------------------------------



The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
30  RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT

FINANCIAL HIGHLIGHTS -----------------------------------------------------------

CLASS A


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended May 31,                           2009         2008         2007         2006         2005
Net asset value, beginning of period                $10.59        $9.85        $8.35        $7.29        $6.95
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                          (.04)(b)     (.09)(b)     (.07)        (.06)        (.03)
Net gains (losses) (both realized and
 unrealized)                                         (4.41)         .83         1.73         1.34          .46
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (4.45)         .74         1.66         1.28          .43
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from investment income                        --           --           --           --         (.02)
Distributions from realized gains                     (.01)          --         (.16)        (.22)        (.07)
Tax return of capital                                 (.00)(c)       --           --           --           --
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.01)          --         (.16)        (.22)        (.09)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $6.13       $10.59        $9.85        $8.35        $7.29
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)               $207         $398         $400         $418          $25
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)                         1.65%        1.65%        1.58%        1.69%        1.97%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(f),(g)                     1.26%        1.42%        1.30%        1.38%        1.55%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         (.59%)       (.89%)       (.71%)       (.77%)       (.90%)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                               179%         141%         163%         202%         218%
--------------------------------------------------------------------------------------------------------------
Total return(h)                                    (42.06%)       7.51%       20.14%       17.57%        6.17%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Rounds to zero.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(g) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits in the periods in which they occurred were less than 0.01% of average net assets.
(h) Total return does not reflect payment of a sales charge.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
           RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT  31

FINANCIAL HIGHLIGHTS (continued) -----------------------------------------------


CLASS B


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended May 31,                           2009         2008         2007         2006         2005
Net asset value, beginning of period                $10.19        $9.55        $8.17        $7.18        $6.89
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                          (.09)(b)     (.16)(b)     (.12)        (.12)        (.06)
Net gains (losses) (both realized and
 unrealized)                                         (4.24)         .80         1.66         1.33          .42
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (4.33)         .64         1.54         1.21          .36
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains                     (.01)          --         (.16)        (.22)        (.07)
Tax return of capital                                 (.00)(c)       --           --           --           --
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.01)          --         (.16)        (.22)        (.07)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $5.85       $10.19        $9.55        $8.17        $7.18
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $30          $81          $97         $119           $7
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)                         2.43%        2.41%        2.36%        2.47%        2.75%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(f),(g)                     2.04%        2.19%        2.07%        2.15%        2.34%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                        (1.38%)      (1.67%)      (1.48%)      (1.55%)      (1.70%)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                               179%         141%         163%         202%         218%
--------------------------------------------------------------------------------------------------------------
Total return(h)                                    (42.53%)       6.70%       19.11%       16.86%        5.29%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Rounds to zero.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(g) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended May 31, 2009 were less than 0.01% of average net assets. The ratio of net expenses after expense waiver/reimbursement and after reduction for earnings and bank fee credits was 2.18% for the year ended May 31, 2008.
(h) Total return does not reflect payment of a sales charge.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
32  RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


CLASS C


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended May 31,                           2009         2008         2007         2006         2005
Net asset value, beginning of period                $10.19        $9.55        $8.17        $7.18        $6.89
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                          (.09)(b)     (.16)(b)     (.12)        (.11)        (.07)
Net gains (losses) (both realized and
 unrealized)                                         (4.24)         .80         1.66         1.32          .43
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (4.33)         .64         1.54         1.21          .36
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains                     (.01)          --         (.16)        (.22)        (.07)
Tax return of capital                                 (.00)(c)       --           --           --           --
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.01)          --         (.16)        (.22)        (.07)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $5.85       $10.19        $9.55        $8.17        $7.18
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                 $2           $3           $2           $2          $--
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)                         2.41%        2.41%        2.35%        2.48%        2.75%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(f),(g)                     2.02%        2.19%        2.06%        2.18%        2.35%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                        (1.33%)      (1.64%)      (1.47%)      (1.44%)      (1.70%)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                               179%         141%         163%         202%         218%
--------------------------------------------------------------------------------------------------------------
Total return(h)                                    (42.53%)       6.70%       19.11%       16.86%        5.29%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Rounds to zero.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(g) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended May 31, 2009 were less than 0.01% of average net assets. The ratio of net expenses after expense waiver/reimbursement and after reduction for earnings and bank fee credits was 2.18% for the year ended May 31, 2008.
(h) Total return does not reflect payment of a sales charge.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
           RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT  33

FINANCIAL HIGHLIGHTS (continued) -----------------------------------------------


CLASS I


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended May 31,                           2009         2008         2007         2006         2005
Net asset value, beginning of period                $10.77        $9.97        $8.42        $7.32        $6.97
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                          (.01)(b)     (.04)(b)     (.04)        (.02)          --
Net gains (losses) (both realized and
 unrealized)                                         (4.49)         .84         1.75         1.34          .45
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (4.50)         .80         1.71         1.32          .45
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from investment income                        --           --           --           --         (.03)
Distributions from realized gains                     (.01)          --         (.16)        (.22)        (.07)
Tax return of capital                                 (.00)(c)       --           --           --           --
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.01)          --         (.16)        (.22)        (.10)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $6.26       $10.77        $9.97        $8.42        $7.32
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $71         $142          $99          $74          $39
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)                          .98%        1.11%         .96%        1.18%        1.50%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(f),(g)                      .81%         .98%         .91%        1.10%        1.23%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         (.13%)       (.43%)       (.32%)       (.21%)       (.59%)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                               179%         141%         163%         202%         218%
--------------------------------------------------------------------------------------------------------------
Total return                                       (41.82%)       8.02%       20.57%       18.04%        6.49%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Rounds to zero.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(g) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended May 31, 2009 were less than 0.01% of average net assets. The ratio of net expenses after expense waiver/reimbursement and after reduction for earnings and bank fee credits was 0.97% for the year ended May 31, 2008.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
34  RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


CLASS R2


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended May 31,                           2009         2008     2007(b)
Net asset value, beginning of period                $10.62        $9.89        $8.74
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                          (.06)(c)     (.11)(c)     (.06)
Net gains (losses) (both realized and
 unrealized)                                         (4.43)         .84         1.37
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (4.49)         .73         1.31
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains                     (.01)          --         (.16)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $6.12       $10.62        $9.89
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $--          $--          $--
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)                         1.77%        1.94%        1.72%(f)
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(g),(h)                     1.59%        1.74%        1.62%(f)
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         (.89%)      (1.13%)      (1.11%)(f)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                               179%         141%         163%
--------------------------------------------------------------------------------------------------------------
Total return                                       (42.32%)       7.38%       15.23%(i)
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from Dec. 11, 2006 (inception date) to May 31, 2007.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(h) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits in the periods in which they occurred were less than 0.01% of average net assets.
(i) Not annualized.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
           RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT  35

FINANCIAL HIGHLIGHTS (continued) -----------------------------------------------


CLASS R3


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended May 31,                           2009         2008     2007(b)
Net asset value, beginning of period                $10.67        $9.90        $8.74
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                          (.03)(c)     (.08)(c)     (.05)
Net gains (losses) (both realized and
 unrealized)                                         (4.45)         .85         1.37
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (4.48)         .77         1.32
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains                     (.01)          --         (.16)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $6.18       $10.67        $9.90
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $--          $--          $--
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)                         1.45%        1.66%        1.53%(f)
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(g),(h)                     1.21%        1.27%        1.37%(f)
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         (.45%)       (.75%)       (.85%)(f)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                               179%         141%         163%
--------------------------------------------------------------------------------------------------------------
Total return                                       (42.02%)       7.78%       15.35%(i)
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from Dec. 11, 2006 (inception date) to May 31, 2007.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(h) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits in the periods in which they occurred were less than 0.01% of average net assets.
(i) Not annualized.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
36  RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


CLASS R4


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended May 31,                           2009         2008         2007         2006         2005
Net asset value, beginning of period                $10.70        $9.91        $8.39        $7.31        $6.96
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                          (.02)(b)     (.05)(b)     (.05)        (.03)        (.01)
Net gains (losses) (both realized and
 unrealized)                                         (4.45)         .84         1.73         1.33          .45
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (4.47)         .79         1.68         1.30          .44
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from investment income                        --           --           --           --         (.02)
Distributions from realized gains                     (.01)          --         (.16)        (.22)        (.07)
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.01)          --         (.16)        (.22)        (.09)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $6.22       $10.70        $9.91        $8.39        $7.31
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $--          $--          $--          $--          $--
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)                         1.29%        1.42%        1.31%        1.50%        1.80%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(e),(f)                      .95%        1.03%        1.13%        1.25%        1.37%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         (.24%)       (.46%)       (.54%)       (.39%)       (.74%)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                               179%         141%         163%         202%         218%
--------------------------------------------------------------------------------------------------------------
Total return                                       (41.81%)       7.97%       20.28%       17.79%        6.40%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(f) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits in the periods in which they occurred were less than 0.01% of average net assets.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
           RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT  37

FINANCIAL HIGHLIGHTS (continued) -----------------------------------------------


CLASS R5


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended May 31,                           2009         2008     2007(b)
Net asset value, beginning of period                $10.72        $9.93        $8.74
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                          (.01)(c)     (.05)(c)     (.03)
Net gains (losses) (both realized and
 unrealized)                                         (4.47)         .84         1.38
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (4.48)         .79         1.35
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains                     (.01)          --         (.16)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $6.23       $10.72        $9.93
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $--          $--          $--
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)                         1.01%        1.16%        1.02%(f)
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(g),(h)                      .85%        1.02%         .87%(f)
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         (.17%)       (.50%)       (.35%)(f)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                               179%         141%         163%
--------------------------------------------------------------------------------------------------------------
Total return                                       (41.83%)       7.96%       15.70%(i)
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from Dec. 11, 2006 (inception date) to May 31, 2007.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(h) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits in the periods in which they occurred were less than 0.01% of average net assets.
(i) Not annualized.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
38  RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT

NOTES TO FINANCIAL STATEMENTS --------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

RiverSource Partners Aggressive Growth Fund (the Fund) is a series of RiverSource Managers Series, Inc. and is registered under the Investment Company Act of 1940 (as amended) as a diversified, open-end management investment company. RiverSource Managers Series, Inc. has 10 billion authorized shares of capital stock that can be allocated among the separate series as designated by the Board of Directors (the Board). The Fund invests primarily in equity securities of medium-sized U.S. companies.

The Fund offers Class A, Class B, Class C, Class I, Class R2, Class R3, Class R4 and Class R5 shares.

-  Class A shares are sold with a front-end sales charge.

- Class B shares may be subject to a contingent deferred sales charge (CDSC) and automatically convert to Class A shares during the ninth year of ownership.

-  Class C shares may be subject to a CDSC.

- Class I, Class R2, Class R3, Class R4 and Class R5 shares are sold without a front-end sales charge or CDSC and are offered to qualifying institutional investors.

At May 31, 2009, RiverSource Investments, LLC (RiverSource Investments or the Investment Manager) and the RiverSource affiliated funds-of-funds owned 100% of Class I shares, and the Investment Manager owned 100% of Class R5 shares.

All classes of shares have identical voting, dividend and liquidation rights. Class specific expenses (e.g., distribution and service fees, transfer agency fees, plan administration services fees) differ among classes. Income, expenses (other than class specific expenses) and realized and unrealized gains or losses on investments are allocated to each class of shares based upon its relative net assets.

The Fund's significant accounting policies are summarized below:

USE OF ESTIMATES
Preparing financial statements that conform to U.S. generally accepted accounting principles requires management to make estimates (e.g., on assets, liabilities and contingent assets and liabilities) that could differ from actual results.

VALUATION OF SECURITIES
Effective June 1, 2008, the Fund adopted Statement of Financial Accounting Standards No. 157 "Fair Value Measurements" (SFAS 157). SFAS 157

--------------------------------------------------------------------------------
           RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT  39

NOTES TO FINANCIAL STATEMENTS (continued)  -------------------------------------


establishes an authoritative definition of fair value, sets out a hierarchy for measuring fair value, and requires additional disclosures about the inputs used to develop the measurements of fair value and the effect of certain measurements reported in the Statement of Operations for a fiscal period. There was no impact to the Fund's net assets or results of operations upon adoption. The fair valuation measurements disclosure can be found following the Notes to Portfolio of Investments.

All securities are valued at the close of each business day. Securities traded on national securities exchanges or included in national market systems are valued at the last quoted sales price. Debt securities are generally traded in the over-the-counter market and are valued at a price that reflects fair value as quoted by dealers in these securities or by an independent pricing service. When market quotes are not readily available, the pricing service, in determining fair values of debt securities, takes into consideration such factors as current quotations by broker/dealers, coupon, maturity, quality, type of issue, trading characteristics, and other yield and risk factors it deems relevant in determining valuations. Foreign securities are valued based on quotations from the principal market in which such securities are normally traded. The procedures adopted by the Board generally contemplate the use of fair valuation in the event that price quotations or valuations are not readily available, price quotations or valuations from other sources are not reflective of market value and thus deemed unreliable, or a significant event has occurred in relation to a security or class of securities (such as foreign securities) that is not reflected in price quotations or valuations from other sources. A fair value price is a good faith estimate of the value of a security at a given point in time.

Many securities markets and exchanges outside the U.S. close prior to the close of the New York Stock Exchange (NYSE) and therefore the closing prices for securities in such markets or on such exchanges may not fully reflect events that occur after such close but before the close of the NYSE, including significant movements in the U.S. market after foreign exchanges have closed. Accordingly, in those situations, Ameriprise Financial, Inc. (Ameriprise Financial), parent company of the Investment Manager, as administrator to the Fund, will fair value foreign securities pursuant to procedures adopted by the Board, including utilizing a third party pricing service to determine these fair values. These procedures take into account multiple factors, including movements in the U.S. securities markets, to determine a good faith estimate that reasonably reflects the current market conditions as of the close of the NYSE.

Short-term securities maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on current interest


--------------------------------------------------------------------------------
40  RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------




rates; those maturing in 60 days or less are valued at amortized cost, which approximates fair value. Investments in money market funds are valued at net asset value.

FOREIGN CURRENCY TRANSLATIONS
Securities and other assets and liabilities denominated in foreign currencies are translated daily into U.S. dollars. Foreign currency amounts related to the purchase or sale of securities and income and expenses are translated at the exchange rate on the transaction date. The effect of changes in foreign exchange rates on realized and unrealized security gains or losses is reflected as a component of such gains or losses. In the Statement of Operations, net realized gains or losses from foreign currency transactions, if any, may arise from sales of foreign currency, closed forward contracts, exchange gains or losses realized between the trade date and settlement date on securities transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes.

GUARANTEES AND INDEMNIFICATIONS
Under the Fund's organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, certain of the Fund's contracts with its service providers contain general indemnification clauses. The Fund's maximum exposure under these arrangements is unknown since the amount of any future claims that may be made against the Fund cannot be determined and the Fund has no historical basis for predicting the likelihood of any such claims.

FEDERAL TAXES
The Fund's policy is to comply with Subchapter M of the Internal Revenue Code that applies to regulated investment companies and to distribute substantially all of its taxable income to shareholders. No provision for income or excise taxes is thus required.

Management of the Fund has concluded that there are no significant uncertain tax positions that would require recognition in the financial statements. Generally, the tax authorities can examine all the tax returns filed for the last three years.

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of foreign currency transactions, re-characterization of REIT distributions, investments in partnerships, post-October losses and losses deferred due to wash sales. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal

--------------------------------------------------------------------------------
           RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT  41

NOTES TO FINANCIAL STATEMENTS (continued)  -------------------------------------



income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains (losses) were recorded by the Fund.

In the Statement of Assets and Liabilities, as a result of permanent book-to-tax differences, undistributed net investment income has been increased by $2,247,875 and accumulated net realized loss has been decreased by $762,387,507 resulting in a net reclassification adjustment to decrease paid-in capital by $764,635,382.

The tax character of distributions paid for the years indicated is as follows:

                                         YEAR ENDED MAY 31,
                                   2009                             2008
                   ------------------------------------   -----------------------
                   ORDINARY     LONG-TERM    TAX RETURN   ORDINARY     LONG-TERM
                    INCOME    CAPITAL GAIN   OF CAPITAL    INCOME    CAPITAL GAIN
---------------------------------------------------------------------------------
Class A               $--       $199,746        $147         $--          $--
Class B                --         30,735          22          --           --
Class C                --          1,753           1          --           --
Class I                --         86,852          64          --           --
Class R2               --             58          --          --           --
Class R3               --              3          --          --           --
Class R4               --             86          --          --           --
Class R5               --              3          --          --           --


At May 31, 2009, the components of distributable earnings on a tax basis are as follows:

Undistributed ordinary income.................  $          --
Undistributed accumulated long-term gain......  $          --
Accumulated realized loss.....................  $(528,390,106)
Unrealized appreciation (depreciation)........  $  10,204,417


RECENT ACCOUNTING PRONOUNCEMENTS
The Fund has adopted FASB Staff Position No. 133-1 and FIN No. 45-4 (FSP FAS 133-1 and FIN 45-4), "Disclosures about Credit Derivatives and Certain
Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45." The amendments to FSP FAS 133-1 and FIN 45-4 require enhanced disclosures about a fund's derivatives and guarantees. Funds are required to provide enhanced disclosures about (a) how and why a fund uses derivative instruments,
(b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, (c) how derivative instruments and related hedged items affect a fund's financial position, financial performance, and cash flows and (d) the current status of the payment/performance risk of the credit derivative. The amendments to FSP FAS 133-1 and

--------------------------------------------------------------------------------
42  RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------



FIN 45-4 also require additional disclosures about the current status of the payment/performance risk of a guarantee. At May 31, 2009, the Fund did not own nor was it a party to any credit derivative contracts within the scope of these amendments.

The Fund has adopted Statement of Financial Accounting Standards No. 161, "Disclosures about Derivative Instruments and Hedging Activities -- an amendment of FASB Statement No. 133," which requires enhanced disclosures about a fund's derivative and hedging activities. See Investments in Derivatives below for more information.

On April 9, 2009, the FASB issued Staff Position No. 157-4, "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly" (FSP 157-4). FSP 157-4 provides additional guidance for estimating fair value in accordance with SFAS 157 when the volume and level of activity for the asset or liability have significantly decreased. FSP 157-4 also requires additional disaggregation of the current SFAS 157 required disclosures. FSP 157-4 is effective for interim and annual reporting periods ending after June 15, 2009, and shall be applied prospectively. Management is currently evaluating the impact that the adoption of FSP 157-4 will have on the amounts and disclosures within the Fund's financial statements.

DIVIDENDS TO SHAREHOLDERS
An annual dividend from net investment income, declared and paid at the end of the calendar year, when available, is reinvested in additional shares of the Fund at net asset value or payable in cash. Capital gains, when available, are distributed along with the income dividend.

OTHER
Security transactions are accounted for on the date securities are purchased or sold. Dividend income is recognized on the ex-dividend date and interest income, including amortization of premium, market discount and original issue discount using the effective interest method, is accrued daily.

2. INVESTMENTS IN DERIVATIVES

The Fund may invest in certain derivative instruments which are transactions whose values depend on or are derived from (in whole or in part) the value of one or more other assets, such as securities, currencies, commodities or indices. Such derivative instruments may be used to maintain cash reserves while maintaining exposure to certain other assets, to offset anticipated declines in values of investments, to facilitate trading, to reduce transaction costs, and to

--------------------------------------------------------------------------------
           RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT  43

NOTES TO FINANCIAL STATEMENTS (continued)  -------------------------------------



pursue higher investment returns. The Fund may also use derivative instruments to mitigate certain investment risks, such as foreign currency exchange rate risk, interest rate risk, and credit risk.

FORWARD FOREIGN CURRENCY CONTRACTS
The Fund may enter into forward foreign currency contracts in connection with settling purchases or sales of securities, to hedge the currency exposure associated with some or all of the Fund's securities or as part of its investment strategy. A foreign currency contract is an agreement between two parties to buy and sell a currency at a set price on a future date. The market value of a foreign currency contract fluctuates with changes in foreign currency exchange rates. Foreign currency contracts are marked to market daily based upon foreign currency exchange rates from an independent pricing service and the change in value is recorded as unrealized appreciation or depreciation. The Fund will record a realized gain or loss when the foreign currency contract is closed.

The risks of foreign currency contracts include movement in the values of the foreign currencies relative to the U.S. dollar (or other foreign currencies) and the possibility that the counterparty will not complete its contractual obligation, which may be in excess of the amount reflected in the Statement of Assets and Liabilities.

The gross notional amount of forward foreign currency contracts was $1 million at May 31, 2009 and the monthly average gross notional contract amount was $6 million for the year ended May 31, 2009.

EFFECTS OF DERIVATIVE TRANSACTIONS ON THE FINANCIAL STATEMENTS
The following tables are intended to provide additional information about the effect of derivatives on the financial statements of the Fund, including: 1) the fair value of derivatives by risk category and the location of those fair values in the Statement of Assets and Liabilities and 2) the impact of derivatives transactions on the Fund's operations over the period including realized gains or losses and unrealized gains or losses. The derivative schedules following the Portfolio of Investments present additional information regarding derivative instruments outstanding at the end of the period, if any.



--------------------------------------------------------------------------------
44  RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------



FAIR VALUES OF DERIVATIVE INSTRUMENTS AS OF MAY 31, 2009
------------------------------------------------------------
                                 LIABILITY DERIVATIVES
                          ----------------------------------
                            STATEMENT OF ASSETS
                              AND LIABILITIES
RISK EXPOSURE CATEGORY           LOCATION         FAIR VALUE
------------------------------------------------------------
Foreign exchange
  contracts               Unrealized
                          depreciation on
                          forward foreign
                          currency contracts       $(26,187)
------------------------------------------------------------
TOTAL                                              $(26,187)
------------------------------------------------------------



EFFECT OF DERIVATIVE INSTRUMENTS ON THE STATEMENT OF
OPERATIONS FOR THE YEAR ENDED MAY 31, 2009
------------------------------------------------------------
 AMOUNT OF REALIZED GAIN OR (LOSS) ON DERIVATIVES RECOGNIZED
                          IN INCOME
------------------------------------------------------------
                                                    FORWARD
                                                   CURRENCY
RISK EXPOSURE CATEGORY                             CONTRACTS
------------------------------------------------------------
Foreign exchange contracts                        $1,198,064
------------------------------------------------------------
TOTAL                                             $1,198,064
------------------------------------------------------------

    CHANGE IN UNREALIZED APPRECIATION OR (DEPRECIATION) ON
              DERIVATIVES RECOGNIZED IN INCOME
------------------------------------------------------------
                                                    FORWARD
                                                   CURRENCY
RISK EXPOSURE CATEGORY                             CONTRACTS
------------------------------------------------------------
Foreign exchange contracts                        $  (76,507)
------------------------------------------------------------
TOTAL                                             $  (76,507)
------------------------------------------------------------


3. EXPENSES AND SALES CHARGES

INVESTMENT MANAGEMENT SERVICES FEES
Under an Investment Management Services Agreement, the Investment Manager determines which securities will be purchased, held or sold. The management fee is equal to a percentage of the Fund's average daily net assets that declines from 0.89% to 0.765% annually as the Fund's net assets increase. The fee may be adjusted upward or downward by a performance incentive adjustment determined monthly by measuring the percentage difference over a rolling 12-month period between the annualized performance of one Class A share of the Fund and the annualized performance of the Lipper Mid-Cap Growth Funds Index. In certain circumstances, the Board may approve a change in the index. The maximum adjustment is 0.12% per year. If the performance difference is less than 0.50%, the adjustment will be zero. The adjustment decreased the management fee by $182,474 for the year ended May 31, 2009. The management fee for the year

--------------------------------------------------------------------------------
           RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT  45

NOTES TO FINANCIAL STATEMENTS (continued)  -------------------------------------


ended May 31, 2009 was 0.84% of the Fund's average daily net assets, including the adjustment under the terms of the performance incentive arrangement.

SUBADVISORY AGREEMENTS
The Investment Manager has Subadvisory Agreements with American Century Investment Management, Inc. and Turner Investment Partners, Inc., each of which subadvises a portion of the assets of the Fund. New investments in the Fund, net of any redemptions, are allocated in accordance with the Investment Manager's determination of the allocation that is in the best interests of the Fund's shareholders. Each subadviser's proportionate share of investments in the Fund will vary due to market fluctuations. The Investment Manager contracts with and compensates each subadviser to manage the investment of the Fund's assets.

ADMINISTRATIVE SERVICES FEES
Under an Administrative Services Agreement, the Fund pays Ameriprise Financial a fee for administration and accounting services equal to a percentage of the Fund's average daily net assets that declines from 0.06% to 0.03% annually as the Fund's net assets increase. The fee for the year ended May 31, 2009 was 0.06% of the Fund's average daily net assets.

OTHER FEES
Other expenses are for, among other things, certain expenses of the Fund or the Board including: Fund boardroom and office expense, employee compensation, employee health and retirement benefits, and certain other expenses. Payment of these Fund and Board expenses is facilitated by a company providing limited administrative services to the Fund and the Board. For the year ended May 31, 2009, other expenses paid to this company were $3,211.

COMPENSATION OF BOARD MEMBERS
Under a Deferred Compensation Plan (the Plan), non-interested board members may defer receipt of their compensation. Deferred amounts are treated as though equivalent dollar amounts had been invested in shares of the Fund or other funds in the RiverSource Family of Funds. The Fund's liability for these amounts is adjusted for market value changes and remains in the Fund until distributed in accordance with the Plan.

TRANSFER AGENCY FEES
Under a Transfer Agency Agreement, RiverSource Service Corporation (the Transfer Agent) maintains shareholder accounts and records. The Fund pays the Transfer Agent an annual account-based fee at a rate equal to $19.50 for Class A, $20.50 for Class B and $20.00 for Class C for this service. The Fund also pays the Transfer Agent an annual asset-based fee at a rate of 0.05% of the Fund's

--------------------------------------------------------------------------------
46  RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------



average daily net assets attributable to Class R2, Class R3, Class R4 and Class R5 shares.

The Transfer Agent charges an annual fee of $5 per inactive account, charged on a pro rata basis for 12 months from the date the account becomes inactive. These fees are included in the transfer agency fees in the Statement of Operations.

PLAN ADMINISTRATION SERVICES FEES
Under a Plan Administration Services Agreement with the Transfer Agent, the Fund pays an annual fee at a rate of 0.25% of the Fund's average daily net assets attributable to Class R2, Class R3 and Class R4 shares for the provision of various administrative, recordkeeping, communication and educational services.

DISTRIBUTION FEES
The Fund has agreements with RiverSource Distributors, Inc. and RiverSource Fund Distributors, Inc. (collectively, the Distributor) for distribution and shareholder services. Under a Plan and Agreement of Distribution pursuant to Rule 12b-1, the Fund pays a fee at an annual rate of up to 0.25% of the Fund's average daily net assets attributable to Class A and Class R3 shares, a fee at an annual rate of up to 0.50% of the Fund's average daily net assets attributable to Class R2 shares and a fee at an annual rate of up to 1.00% of the Fund's average daily net assets attributable to Class B and Class C shares. For Class B and Class C shares, of the 1.00% fee, up to 0.75% is reimbursed for distribution expenses.

The amount of distribution expenses incurred by the Distributor and not yet reimbursed (unreimbursed expense) was approximately $926,000 and $22,000 for Class B and Class C shares, respectively. These amounts are based on the most recent information available as of April 30, 2009, and may be recovered from future payments under the distribution plan or CDSC. To the extent the unreimbursed expense has been fully recovered, the distribution fee is reduced.

SALES CHARGES
Sales charges received by the Distributor for distributing Fund shares were $214,908 for Class A, $28,154 for Class B and $529 for Class C for the year ended May 31, 2009.

EXPENSES WAIVED/REIMBURSED BY THE INVESTMENT MANAGER AND ITS AFFILIATES
For the year ended May 31, 2009, the Investment Manager and its affiliates waived/reimbursed certain fees and expenses such that net expenses (excluding

--------------------------------------------------------------------------------
           RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT  47

NOTES TO FINANCIAL STATEMENTS (continued)  -------------------------------------


fees and expenses of acquired funds*), including the adjustment under the terms of a performance incentive arrangement, were as follows:

Class A.............................................  1.26%
Class B.............................................  2.04
Class C.............................................  2.02
Class I.............................................  0.81
Class R2............................................  1.59
Class R3............................................  1.21
Class R4............................................  0.95
Class R5............................................  0.85


The waived/reimbursed fees and expenses for the transfer agency fees at the class level were as follows:

Class A..........................................  $561,503
Class B..........................................    88,124
Class C..........................................     4,657


The waived/reimbursed fees and expenses for the plan administration services fees at the class level were as follows:

Class R2...........................................  $  8
Class R3...........................................     8
Class R4...........................................   230


The management fees waived/reimbursed at the Fund level were $665,129.

Under an agreement which was effective until May 31, 2009, the Investment Manager and its affiliates contractually agreed to waive certain fees and expenses such that net expenses (excluding fees and expenses of acquired funds*), before giving effect to any performance incentive adjustment, would not exceed the following percentage of the class average daily net assets:

Class A.............................................  1.31%
Class B.............................................  2.08
Class C.............................................  2.07
Class I.............................................  0.86
Class R2............................................  1.66
Class R3............................................  1.41
Class R4............................................  1.16
Class R5............................................  0.91


Effective June 1, 2009, the Investment Manager and its affiliates have contractually agreed to waive certain fees and expenses until July 31, 2010, unless sooner terminated at the discretion of the Board, such that net expenses (excluding fees and expenses of acquired funds*), before giving effect to any

--------------------------------------------------------------------------------
48  RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------



performance incentive adjustment, will not exceed the following percentage of the class average daily net assets:

Class A.............................................  1.28%
Class B.............................................  2.06
Class C.............................................  2.04
Class I.............................................  0.83
Class R2............................................  1.63
Class R3............................................  1.38
Class R4............................................  1.13
Class R5............................................  0.88


* In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). Because the acquired funds have varied expense and fee levels and the Fund may own different proportions of acquired funds at different times, the amount of fees and expenses incurred directly by the Fund will vary.

BANK FEE CREDITS
During the year ended May 31, 2009, the Fund's transfer agency fees were reduced by $4,328 as a result of bank fee credits from overnight cash balances.

CUSTODIAN FEES
Effective Dec. 15, 2008, the Fund pays custodian fees to JPMorgan Chase Bank, N.A. For the period from June 1, 2008 to Dec. 15, 2008, the Fund paid custodian fees amounting to $84,532 to Ameriprise Trust Company, a subsidiary of Ameriprise Financial.

4. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of securities (other than short-term obligations) aggregated $704,559,192 and $749,446,626, respectively, for the year ended May 31, 2009. Realized gains and losses are determined on an identified cost basis.

Brokerage commissions paid to brokers affiliated with the subadviser were $62,224 for the year ended May 31, 2009.


--------------------------------------------------------------------------------
           RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT  49

NOTES TO FINANCIAL STATEMENTS (continued)  -------------------------------------


5. CAPITAL SHARE TRANSACTIONS

Transactions in shares of capital stock for the periods indicated are as follows:

                                          YEAR ENDED MAY 31, 2009
                                      ISSUED FOR
                                      REINVESTED                       NET
                            SOLD    DISTRIBUTIONS   REDEEMED   INCREASE (DECREASE)
----------------------------------------------------------------------------------
Class A                  4,958,253      35,457     (8,781,408)      (3,787,698)
Class B                    539,075       5,710     (3,243,791)      (2,699,006)
Class C                     87,036         294        (86,996)             334
Class I                  3,719,459      15,328     (5,585,478)      (1,850,691)
Class R2                     2,925          10             --            2,935
Class R3                     2,284          --           (120)           2,164
Class R4                    41,627          15        (45,166)          (3,524)
----------------------------------------------------------------------------------



                                          YEAR ENDED MAY 31, 2008
                                      ISSUED FOR
                                      REINVESTED                       NET
                            SOLD    DISTRIBUTIONS   REDEEMED   INCREASE (DECREASE)
----------------------------------------------------------------------------------
Class A                  5,991,682        --       (9,000,912)      (3,009,230)
Class B                    998,576        --       (3,295,014)      (2,296,438)
Class C                    169,527        --          (55,041)         114,486
Class I                  4,363,848        --       (1,030,333)       3,333,515
Class R2                     8,739        --               --            8,739
Class R4                    10,873        --           (1,904)           8,969
----------------------------------------------------------------------------------


6. LENDING OF PORTFOLIO SECURITIES

Effective Dec. 1, 2008, the Fund has entered into a Master Securities Lending Agreement (the Agreement) with JPMorgan Chase Bank, National Association (JPMorgan). The Agreement authorizes JPMorgan as lending agent to lend securities to authorized borrowers in order to generate additional income on behalf of the Fund. Pursuant to the Agreement, the securities loaned are secured by cash or U.S. government securities equal to at least 100% of the market value of the loaned securities. Any additional collateral required to maintain those levels due to market fluctuations of the loaned securities is delivered the following business day. Cash collateral received is invested by the lending agent on behalf of the Fund into authorized investments pursuant to the Agreement. The investments made with the cash collateral are listed in the Portfolio of Investments. The values of such investments and any uninvested cash collateral balance are disclosed in the Statement of Assets and Liabilities along with the related obligation to return the collateral upon the return of the securities loaned.

--------------------------------------------------------------------------------
50  RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------




At May 31, 2009 securities valued at $82,380,459 were on loan, secured by cash collateral of $82,868,414 invested in short-term securities or in cash equivalents.

Pursuant to the Agreement, the Fund receives income for lending its securities either in the form of fees or by earning interest on invested cash collateral, net of negotiated rebates paid to borrowers and fees paid to the lending agent for services provided and any other securities lending expenses. Income of $166,312 earned from securities lending from Dec. 1, 2008 through May 31, 2009 is included in the Statement of Operations. The Fund also continues to earn interest and dividends on the securities loaned.

Risks of delay in recovery of securities or even loss of rights in the securities may occur should the borrower of the securities fail financially. Risks may also arise to the extent that the value of the securities loaned increases above the value of the collateral received. JPMorgan will indemnify the Fund from losses resulting from a borrower's failure to return a loaned security when due. Such indemnification does not extend to losses associated with declines in the value of cash collateral investments. Loans are subject to termination by the Fund or the borrower at any time, and are, therefore, not considered to be illiquid investments.

Prior to Dec. 1, 2008, the Investment Manager served as securities lending agent for the Fund under the Securities Lending Agency Agreement pursuant to which the Fund agreed to reimburse the Investment Manager for expenses incurred by it in connection with the lending program. Expenses paid to the Investment Manager as securities lending agent were $2,845 through Nov. 30, 2008 and are included in other expenses in the Statement of Operations. Cash collateral received on loaned securities had been invested in an affiliated money market fund. Income of $25,345 earned from securities lending from June 1, 2008 through Nov. 30, 2008 is included in the Statement of Operations.

7. AFFILIATED MONEY MARKET FUND

The Fund may invest its daily cash balance in RiverSource Short-Term Cash Fund, a money market fund established for the exclusive use of the funds in the RiverSource Family of Funds and other institutional clients of RiverSource Investments. The cost of the Fund's purchases and proceeds from sales of shares of RiverSource Short-Term Cash Fund aggregated $208,639,703 and $210,209,843, respectively, for the year ended May 31, 2009. The income distributions received with respect to the Fund's investment in RiverSource Short-Term Cash Fund can be found in the Statement of Operations and the Fund's invested balance in RiverSource Short-Term Cash Fund at May 31, 2009, can be found in the Portfolio of Investments.


--------------------------------------------------------------------------------
           RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT  51

NOTES TO FINANCIAL STATEMENTS (continued)  -------------------------------------


8. BANK BORROWINGS

The Fund has entered into a revolving credit facility with a syndicate of banks led by JPMorgan Chase Bank, N.A. (the Administrative Agent), whereby the Fund may borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The credit facility became effective on Oct. 16, 2008, replacing a prior credit facility. The credit facility agreement, which is a collective agreement between the Fund and certain other funds in the RiverSource Family of Funds, severally and not jointly, permits collective borrowings up to $475 million. The borrowers shall have the right, upon written notice to the Administrative Agent to request an increase of up to $175 million in the aggregate amount of the credit facility from new or existing lenders, provided that the aggregate amount of the credit facility shall at no time exceed $650 million. Participation in such increase by any existing lender shall be at such lender's sole discretion. Interest is charged to each Fund based on its borrowings at a rate equal to the federal funds rate plus 0.75%. Each borrowing under the credit facility matures no later than 60 days after the date of borrowing. The Fund also pays a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum, in addition to an upfront fee equal to its pro rata share of 0.02% of the amount of the credit facility. The Fund had no borrowings during the year ended May 31, 2009.

Under the prior credit facility which was effective until Oct. 15, 2008, the Fund had entered into a revolving credit facility with a syndicate of banks headed by JPMorgan Chase Bank, N.A., whereby the Fund was permitted to borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The credit facility agreement, which was a collective agreement between the Fund and certain other RiverSource funds, severally and not jointly, permitted collective borrowings up to $500 million. Interest was charged to each Fund based on its borrowings at a rate equal to the federal funds rate plus 0.30%. Each borrowing under the credit facility matured no later than 60 days after the date of borrowing. The Fund also paid a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum.

9. CAPITAL LOSS CARRY-OVER AND POST-OCTOBER LOSS

For federal income tax purposes the Fund had a capital loss carry-over of $420,383,027 at May 31, 2009, that if not offset by capital gains will expire as follows:

    2010            2011           2012           2017
$315,348,050    $23,741,111    $27,111,944    $54,181,922




--------------------------------------------------------------------------------
52  RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------



Because the measurement periods for a regulated investment company's income are different for excise tax purposes versus income tax purposes, special rules are in place to protect the amount of earnings and profits needed to support excise tax distributions. As a result, the Fund is permitted to treat net capital losses realized between Nov. 1, 2008 and its fiscal year end (post-October loss) as occurring on the first day of the following tax year. At May 31, 2009, the Fund had a post-October loss of $108,007,079 that is treated for income tax purposes as occurring on June 1, 2009.

For the year ended May 31, 2009, $763,613,904 of capital loss carry-over expired unused. It is unlikely the Board will authorize a distribution of any net realized capital gains until the available capital loss carry-over has been offset or expires.

10. INFORMATION REGARDING PENDING AND SETTLED LEGAL PROCEEDINGS

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc., was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company (now known as RiverSource) mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota (the District Court). In response to defendants' motion to dismiss the complaint, the District Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs filed a notice of appeal with the Eighth Circuit Court of Appeals (the Eighth Circuit) on August 8, 2007. On April 8, 2009, the Eighth Circuit reversed summary judgment and remanded to the District Court for further proceedings.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce (MDOC) related to market timing activities. As a result, AEFC was censured and ordered to cease and desist from committing or causing any

--------------------------------------------------------------------------------
           RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT  53

NOTES TO FINANCIAL STATEMENTS (continued)  -------------------------------------



violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Boards of Directors/Trustees.

On November 7, 2008, RiverSource Investments, LLC, a subsidiary of Ameriprise Financial, Inc., acquired J. & W. Seligman & Co., Inc. (Seligman). In late 2003, Seligman conducted an extensive internal review concerning mutual fund trading practices. Seligman's review, which covered the period 2001-2003, noted one arrangement that permitted frequent trading in certain open-end registered investment companies managed by Seligman (the Seligman Funds); this arrangement was in the process of being closed down by Seligman before September 2003. Seligman identified three other arrangements that permitted frequent trading, all of which had been terminated by September 2002. In January 2004, Seligman, on a voluntary basis, publicly disclosed these four arrangements to its clients and to shareholders of the Seligman Funds. Seligman also provided information concerning mutual fund trading practices to the SEC and the Office of the Attorney General of the State of New York (NYAG).

In September 2006, the NYAG commenced a civil action in New York State Supreme Court against Seligman, Seligman Advisors, Inc. (which is now known as RiverSource Fund Distributors, Inc.), Seligman Data Corp. and Brian T. Zino (collectively, the Seligman Parties), alleging, in substance, that the Seligman Parties permitted various persons to engage in frequent trading and, as a result, the prospectus disclosure used by the registered investment companies then managed by Seligman was and had been misleading. The NYAG included other related claims and also claimed that the fees charged by Seligman to the Seligman Funds were excessive. On March 13, 2009, without admitting or denying any violations of law or wrongdoing, the Seligman Parties entered into a stipulation of settlement with the NYAG and settled the claims made by the NYAG. Under the terms of the settlement, Seligman paid $11.3 million to four Seligman Funds. This settlement resolved all outstanding matters between the Seligman Parties and the NYAG. In addition to the foregoing matter, the New York staff of the SEC indicated in September 2005 that it was considering recommending to the Commissioners of the SEC the instituting of a formal action against Seligman and Seligman Advisors, Inc. relating to frequent trading

--------------------------------------------------------------------------------
54  RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------




in the Seligman Funds. Seligman responded to the staff in October 2005 that it believed that any action would be both inappropriate and unnecessary, especially in light of the fact that Seligman had previously resolved the underlying issue with the Independent Directors of the Seligman Funds and made recompense to the affected Seligman Funds. There have been no further developments with the SEC on this matter.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.


--------------------------------------------------------------------------------
           RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT  55

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ------------------------

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND:


We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of RiverSource Partners Aggressive Growth Fund (the Fund) (one of the portfolios constituting the RiverSource Managers Series, Inc.) as of May 31, 2009, and the related statement of operations for the year then ended, and the statements of changes in net assets and the financial highlights for each of the two years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights of the Fund for the periods presented through May 31, 2007, were audited by other auditors whose report dated July 20, 2007, expressed an unqualified opinion on those financial highlights.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Fund's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of May 31, 2009, by correspondence with the custodian and brokers, or by other appropriate auditing procedures where replies from brokers were not received. We believe that our audits provide a reasonable basis for our opinion.


--------------------------------------------------------------------------------
56  RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------



In our opinion, the financial statements and financial highlights audited by us as referred to above present fairly, in all material respects, the financial position of RiverSource Partners Aggressive Growth Fund of the RiverSource Managers Series, Inc. at May 31, 2009, the results of its operations for the year then ended, and changes in its net assets and the financial highlights for each of the two years in the period then ended, in conformity with U.S. generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP
Minneapolis, Minnesota
July 21, 2009


--------------------------------------------------------------------------------
           RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT  57

FEDERAL INCOME TAX INFORMATION -------------------------------------------------
(UNAUDITED)

The Fund is required by the Internal Revenue Code of 1986 to tell its shareholders about the tax treatment of the dividends it pays during its fiscal year. The dividends listed below are reported to you on Form 1099-DIV, Dividends and Distributions. Shareholders should consult a tax advisor on how to report distributions for state and local tax purposes.

Fiscal year ended May 31, 2009

INCOME DISTRIBUTIONS - the Fund designates the following tax attributes for distributions:
    Qualified Dividend Income for individuals....................      0.00%
    Dividends Received Deduction for corporations................      0.00%
    U.S. Government Obligations..................................      0.00%
CAPITAL GAIN DISTRIBUTION - the Fund designates $319,236 to be taxed as long-term capital gain.



The Fund also designates as distributions of long-term gains, to the extent necessary to fully distribute such capital gains, earnings and profits distributed to shareholders on the redemption of shares.


--------------------------------------------------------------------------------
58  RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT

BOARD MEMBERS AND OFFICERS -----------------------------------------------------

Shareholders elect a Board that oversees the Fund's operations. The Board appoints officers who are responsible for day-to-day business decisions based on policies set by the Board. The following is a list of the Fund's Board members. The RiverSource Family of Funds that each Board member oversees consists of 149 funds, which includes 105 RiverSource funds and 44 Seligman funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the Board.

INDEPENDENT BOARD MEMBERS

NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION                                     OTHER
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS                                   DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------------------
Kathleen Blatz             Board member since    Chief Justice, Minnesota Supreme Court, 1998-2006;       None
901 S. Marquette Ave.      2006                  Attorney
Minneapolis, MN 55402
Age 55
------------------------------------------------------------------------------------------------------------------------------

Arne H. Carlson            Board member since    Chair, RiverSource Family of Funds, 1999-2006; former    None
901 S. Marquette Ave.      1999                  Governor of Minnesota
Minneapolis, MN 55402
Age 74
------------------------------------------------------------------------------------------------------------------------------

Pamela G. Carlton          Board member since    President, Springboard -- Partners in Cross Cultural     None
901 S. Marquette Ave.      2007                  Leadership (consulting company)
Minneapolis, MN 55402
Age 54
------------------------------------------------------------------------------------------------------------------------------

Patricia M. Flynn          Board member since    Trustee Professor of Economics and Management, Bentley   None
901 S. Marquette Ave.      2004                  College; former Dean, McCallum Graduate School of
Minneapolis, MN 55402                            Business, Bentley University
Age 58
------------------------------------------------------------------------------------------------------------------------------

Anne P. Jones              Board member since    Attorney and Consultant                                  None
901 S. Marquette Ave.      1985
Minneapolis, MN 55402
Age 74
------------------------------------------------------------------------------------------------------------------------------

Jeffrey Laikind, CFA       Board member since    Former Managing Director, Shikiar Asset Management       American Progressive
901 S. Marquette Ave.      2005                                                                           Insurance
Minneapolis, MN 55402
Age 73
------------------------------------------------------------------------------------------------------------------------------

Stephen R. Lewis, Jr.      Chair of the Board    President Emeritus and Professor of Economics, Carleton  Valmont Industries,
901 S. Marquette Ave.      since 2007,           College                                                  Inc. (manufactures
Minneapolis, MN 55402      Board member since                                                             irrigation systems)
Age 70                     2002

------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
           RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT  59

BOARD MEMBERS AND OFFICERS (continued) -----------------------------------------

NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION                                     OTHER
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS                                   DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------------------
John F. Maher              Board member since    Retired President and Chief Executive Officer and        None
901 S. Marquette Ave.      2008                  former Director, Great Western Financial Corporation
Minneapolis, MN 55402                            (financial services), 1986-1997
Age 66
------------------------------------------------------------------------------------------------------------------------------

Catherine James Paglia     Board member since    Director, Enterprise Asset Management, Inc. (private     None
901 S. Marquette Ave.      2004                  real estate and asset management company)
Minneapolis, MN 55402
Age 56
------------------------------------------------------------------------------------------------------------------------------

Leroy C. Richie            Board member since    Counsel, Lewis & Munday, P.C. since 1987; Vice           Digital Ally, Inc.
901 S. Marquette Ave.      2008                  President and General Counsel, Automotive Legal          (digital imaging);
Minneapolis, MN 55402                            Affairs, Chrysler Corporation, 1990-1997                 Infinity, Inc. (oil
Age 67                                                                                                    and gas exploration
                                                                                                          and production); OGE
                                                                                                          Energy Corp. (energy
                                                                                                          and energy services)
------------------------------------------------------------------------------------------------------------------------------
Alison Taunton-Rigby       Board member since    Chief Executive Officer and Director, RiboNovix, Inc.    Idera
901 S. Marquette Ave.      2002                  since 2003 (biotechnology); former President, Forester   Pharmaceuticals,
Minneapolis, MN 55402                            Biotech                                                  Inc.
Age 65                                                                                                    (biotechnology);
                                                                                                          Healthways, Inc.
                                                                                                          (health management
                                                                                                          programs)
------------------------------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------
60  RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


BOARD MEMBER AFFILIATED WITH RIVERSOURCE INVESTMENTS*


NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION                                     OTHER
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS                                   DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------------------
William F. Truscott        Board member since    President -- U.S. Asset Management and Chief Investment  None
53600 Ameriprise           2001,                 Officer, Ameriprise Financial, Inc. since 2005;
Financial Center           Vice President since  President, Chairman of the Board and Chief Investment
Minneapolis, MN 55474      2002                  Officer, RiverSource Investments, LLC since 2001;
Age 48                                           Director, President and Chief Executive Officer,
                                                 Ameriprise Certificate Company since 2006; Chairman of
                                                 the Board and Chief Executive Officer, RiverSource
                                                 Distributors, Inc. since 2006 and of RiverSource Fund
                                                 Distributors, Inc. since 2008; Senior Vice
                                                 President -- Chief Investment Officer, Ameriprise
                                                 Financial, Inc., 2001-2005
------------------------------------------------------------------------------------------------------------------------------


* Interested person by reason of being an officer, director, security holder and/or employee of RiverSource Investments or Ameriprise Financial.

The SAI has additional information about the Fund's Board members and is available, without charge, upon request by calling the RiverSource Family of Funds at 1(800) 221-2450; contacting your financial intermediary; or visiting riversource.com/funds.

The Board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is Vice President, the Fund's other officers are:

FUND OFFICERS


NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS
--------------------------------------------------------------------------------------------------------
Patrick T. Bannigan        President since 2006  Director and Senior Vice President -- Asset Management,
172 Ameriprise Financial                         Products and Marketing, RiverSource Investments, LLC
Center                                           and Director and Vice President -- Asset Management,
Minneapolis, MN 55474                            Products and Marketing, RiverSource Distributors, Inc.
Age 43                                           since 2006 and of RiverSource Fund Distributors, Inc.
                                                 since 2008; Managing Director and Global Head of
                                                 Product, Morgan Stanley Investment Management, 2004-
                                                 2006; President, Touchstone Investments, 2002-2004

--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
           RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT  61

BOARD MEMBERS AND OFFICERS (continued) -----------------------------------------

NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS
--------------------------------------------------------------------------------------------------------
Michelle M. Keeley         Vice President since  Executive Vice President -- Equity and Fixed Income,
172 Ameriprise Financial   2004                  Ameriprise Financial, Inc. and RiverSource Investments,
Center                                           LLC since 2006; Vice President -- Investments,
Minneapolis, MN 55474                            Ameriprise Certificate Company since 2003; Senior Vice
Age 45                                           President -- Fixed Income, Ameriprise Financial, Inc.,
                                                 2002-2006 and RiverSource Investments, LLC, 2004-2006
--------------------------------------------------------------------------------------------------------

Amy K. Johnson             Vice President since  Chief Administrative Officer, RiverSource Investments,
5228 Ameriprise Financial  2006                  LLC since 2009; Vice President -- Asset Management and
Center Minneapolis, MN                           Trust Company Services, RiverSource Investments, LLC,
55474                                            2006-2009; Vice President -- Operations and Compliance,
Age 43                                           RiverSource Investments, LLC, 2004-2006; Director of
                                                 Product Development -- Mutual Funds, Ameriprise
                                                 Financial, Inc., 2001-2004
--------------------------------------------------------------------------------------------------------

Jeffrey P. Fox             Treasurer since 2002  Vice President -- Investment Accounting, Ameriprise
105 Ameriprise Financial                         Financial, Inc. since 2002; Chief Financial Officer,
Center                                           RiverSource Distributors, Inc. since 2006
Minneapolis, MN 55474
Age 54
--------------------------------------------------------------------------------------------------------

Scott R. Plummer           Vice President,       Vice President and Chief Counsel -- Asset Management,
5228 Ameriprise Financial  General Counsel and   Ameriprise Financial, Inc. since 2005; Chief Counsel,
Center                     Secretary since 2006  RiverSource Distributors, Inc. and Chief Legal Officer
Minneapolis, MN 55474                            and Assistant Secretary, RiverSource Investments, LLC
Age 50                                           since 2006; Chief Counsel, RiverSource Fund
                                                 Distributors, Inc. since 2008; Vice President, General
                                                 Counsel and Secretary, Ameriprise Certificate Company
                                                 since 2005; Vice President -- Asset Management
                                                 Compliance, Ameriprise Financial, Inc., 2004-2005;
                                                 Senior Vice President and Chief Compliance Officer,
                                                 USBancorp Asset Management, 2002-2004
--------------------------------------------------------------------------------------------------------

Eleanor T.M. Hoagland      Chief Compliance      Chief Compliance Officer, RiverSource Investments, LLC,
100 Park Avenue            Officer since 2009    Kenwood Capital Management LLC, Ameriprise Certificate
New York, NY 10010                               Company, RiverSource Service Corporation and Seligman
Age 58                                           Data Corp. since 2009; Chief Compliance Officer for
                                                 each of the Seligman funds since 2004 and all funds in
                                                 the RiverSource Family of Funds since 2009; Anti-Money
                                                 Laundering Prevention Officer and Identity Theft
                                                 Prevention Officer for each of the Seligman funds since
                                                 2008; Managing Director, J. & W. Seligman & Co.
                                                 Incorporated and Vice-President for each of the
                                                 Seligman funds, 2004-2008
--------------------------------------------------------------------------------------------------------

Neysa M. Alecu             Money Laundering      Vice President -- Compliance, Ameriprise Financial,
2934 Ameriprise Financial  Prevention Officer    Inc. since 2008; Anti-Money Laundering Officer,
Center                     since 2004            Ameriprise Financial, Inc. since 2004; Compliance
Minneapolis, MN 55474                            Director, Ameriprise Financial, Inc., 2004-2008
Age 45
--------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------
62  RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT

APPROVAL OF INVESTMENT MANAGEMENT SERVICES
AGREEMENT ----------------------------------------------------------------------

RiverSource Investments, LLC ("RiverSource Investments" or the "investment manager"), a wholly-owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise Financial"), serves as the investment manager to the Fund. Under an investment management services agreement (the "IMS Agreement"), RiverSource Investments provides investment advice and other services to the Fund and all funds in the RiverSource Family of Funds (collectively, the "Funds"). In addition, under the subadvisory agreements (the "Subadvisory Agreements") between RiverSource Investments and each subadviser (collectively, the "Subadvisers"), the Subadvisers perform portfolio management and related services for the Fund.

On an annual basis, the Fund's Board of Directors (the "Board"), including the independent Board members (the "Independent Directors"), considers renewal of each of the IMS Agreement and the Subadvisory Agreements (together, the "Advisory Agreements"). RiverSource Investments prepared detailed reports for the Board and its Contracts Committee in March and April 2009, including reports based on data provided by independent organizations to assist the Board in making these determinations. In addition, throughout the year, the Board (or its committees) reviews information prepared by RiverSource Investments addressing the services RiverSource Investments provides and Fund performance. The Board accords particular weight to the work, deliberations and conclusions of the Contracts, Investment Review and Compliance Committees in determining whether to continue the Advisory Agreements. At the April 7-8, 2009 in-person Board meeting, independent legal counsel to the Independent Directors reviewed with the Independent Directors various factors relevant to the Board's consideration of advisory and subadvisory agreements and the Board's legal responsibilities related to such consideration. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Directors, approved renewal of the Advisory Agreements.

Nature, Extent and Quality of Services Provided by RiverSource Investments and the Subadvisers: The Board analyzed various reports and presentations it had received detailing the services performed by RiverSource Investments and the Subadvisers, as well as their expertise, resources and capabilities. The Board specifically considered many developments during the past year concerning the services provided by RiverSource Investments, including, in particular, the continued investment in, and resources dedicated to, the Fund's operations, most notably, the large investment made in the acquisition of J. & W. Seligman & Co. Incorporated, including its portfolio management operations, personnel and infrastructure (including the addition of two new offices in New York City and Palo Alto). Further, in connection with the Board's evaluation of the overall package of services provided by RiverSource Investments, the Board considered

--------------------------------------------------------------------------------
           RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT  63

APPROVAL OF INVESTMENT MANAGEMENT SERVICES
AGREEMENT (continued) ----------------------------------------------------------



the quality of the administrative and transfer agency services provided by RiverSource Investments' affiliates to the Fund. The Board also reviewed the financial condition of RiverSource Investments (and its affiliates) and each Subadviser, and each entity's ability to carry out its responsibilities under the Advisory Agreements. Further, the Board considered RiverSource Investments' ability to retain key personnel and its expectations in this regard. The Board also discussed the acceptability of the terms of the Advisory Agreements (including the relatively broad scope of services required to be performed by RiverSource Investments). The Board concluded that the services being performed under the Advisory Agreements were of a reasonably high quality, particularly in light of recent market conditions.

Based on the foregoing, and based on other information received (both oral and written, including the information on investment performance referenced below) and other considerations, the Board concluded that RiverSource Investments, its affiliates and each of the Subadvisers were in a position to continue to provide a high quality and level of services to the Fund.

Investment Performance: For purposes of evaluating the nature, extent and quality of services provided under the Advisory Agreements, the Board carefully reviewed the investment performance of the Fund. In this regard, the Board considered: (i) detailed reports containing data prepared by an independent organization showing, for various periods, the performance of the Fund, the performance of a benchmark index, the percentage ranking of the Fund among its comparison group and the net assets of the Fund; and (ii) a report detailing the Fund's performance over various periods, recent Fund inflows (and outflows) and a comparison of the Fund's net assets from December 2007 to December 2008. The Board observed that the Fund's investment performance reflected the interrelationship of exceptionally challenging market conditions with the investment strategies employed by the portfolio management teams. Further, the Board noted the Subadvisers' stronger performance results in the Fund over the long term. Additionally, the Board reviewed the performance of each of the Subadvisers and RiverSource Investments' processes for monitoring the Subadvisers. The Board considered, in particular, management's rationale for recommending the continued retention of each Subadviser.

Comparative Fees, Costs of Services Provided and the Profits Realized By RiverSource Investments and its Affiliates from their Relationships with the
Fund: The Board reviewed comparative fees and the costs of services to be provided under the Advisory Agreements. The Board members considered detailed comparative information set forth in an annual report on fees and expenses,

--------------------------------------------------------------------------------
64  RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------



including, among other things, data (prepared by an independent organization) showing a comparison of the Fund's expenses with median expenses paid by funds in its peer group, as well as data showing the Fund's contribution to RiverSource Investments' profitability.

The Board accorded particular weight to the notion that the level of fees should reflect a rational pricing model applied consistently across the various product lines in the Funds' family, while assuring that the overall fees for each fund are generally in line with the "pricing philosophy" (i.e., that the total expense ratio of each fund (excluding the effect of a performance incentive adjustment, if applicable), with few exceptions, is at or below the median expense ratio of funds in the same comparison group). The Board took into account that the Fund's total expense ratio (after considering proposed expense caps/waivers) approximated the peer group's median expense ratio. The Board also considered the Fund's performance incentive adjustment and noted its continued appropriateness.

The Board also considered the expected profitability of RiverSource Investments and its affiliates in connection with RiverSource Investments providing investment management services to the Fund. In this regard, the Board referred to a detailed profitability report, discussing the profitability to RiverSource Investments and Ameriprise Financial from managing and operating the Fund, including data showing comparative profitability over the past two years. The Board also considered the services acquired by the investment manager through the use of commission dollars paid by the Funds on portfolio transactions. The Board noted that the fees paid by the Fund should permit the investment manager to offer competitive compensation to its personnel, make necessary investments in its business and earn an appropriate profit. The Board concluded that profitability levels were reasonable.

Economies of Scale to be Realized: The Board also considered the economies of scale that might be realized by RiverSource Investments as the Fund grows and took note of the extent to which Fund shareholders might also benefit from such growth. The Board considered that the IMS Agreement provides for lower fees as assets increase at pre-established breakpoints and concluded that the IMS Agreement satisfactorily provided for sharing these economies of scale.


--------------------------------------------------------------------------------
           RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT  65

APPROVAL OF INVESTMENT MANAGEMENT SERVICES
AGREEMENT (continued) ----------------------------------------------------------


Based on the foregoing, the Board, including all of the Independent Directors, concluded that the investment management service fees and subadvisory fees were fair and reasonable in light of the extent and quality of services provided. In reaching this conclusion, no single factor was determinative. On April 8, 2009, the Board, including all of the Independent Directors, approved the renewal of the Advisory Agreements for an additional annual period.

PROXY VOTING -------------------------------------------------------------------

The policy of the Board is to vote the proxies of the companies in which the Fund holds investments consistent with the procedures as stated in the Statement of Additional Information (SAI). You may obtain a copy of the SAI without charge by calling the RiverSource Family of Funds at 1(800) 221-2450; contacting your financial intermediary; visiting riversource.com/funds; or searching the website of the Securities and Exchange Commission (SEC) at http://www.sec.gov. Information regarding how the Fund voted proxies relating to portfolio securities is filed with the SEC by August 31 for the most recent 12-month period ending June 30 of that year, and is available without charge by visiting riversource.com/funds; or searching the website of the SEC at www.sec.gov.


--------------------------------------------------------------------------------
66  RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND -- 2009 ANNUAL REPORT

NOTES --------------------------------------------------------------------------




--------------------------------------------------------------------------------
                                      THIS PAGE IS NOT PART OF THE ANNUAL REPORT

RIVERSOURCE PARTNERS AGGRESSIVE GROWTH FUND
734 Ameriprise Financial Center
Minneapolis, MN 55474

RIVERSOURCE.COM/FUNDS


                                This report must be accompanied or preceded by the Fund's
                                current prospectus. RiverSource(R) mutual funds are
                                distributed by RiverSource Distributors, Inc., and
                                RiverSource Fund Distributors, Inc., Members FINRA, and
                                managed by RiverSource Investments, LLC. RiverSource is part of Ameriprise Financial, Inc.
(RIVERSOURCE INVESTMENTS LOGO)  (C)2009 RiverSource Investments, LLC.                              S-6260 K (7/09)